UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to § Rule 14a-12
ALKERMES PLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Alkermes public limited company incorporated in Ireland with limited liability under the Companies Acts 1963 to 2009, registered number 498284

Treasury Building, Lower Grand Canal Street
Dublin 2, Ireland

NOTICE OF AN EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To be held on December 8, 2011

Dear Shareholder:

You are cordially invited to attend an Extraordinary General Meeting of Shareholders of Alkermes plc, an Irish company (the “Company”). The meeting will be held on Thursday, December 8, 2011 at 10:00 a.m. local time at offices of the Company located at 852 Winter Street, Waltham, Massachusetts 02451, for the following purposes:

1. To consider and approve the Alkermes plc 2011 Stock Option and Incentive Plan.

2.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Proposal 1 is an ordinary resolution requiring a simple majority of the votes cast.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The Board of Directors has fixed 4:01 p.m. (EST) on November 1, 2011 as the record date for the Extraordinary General Meeting. Only shareholders who are registered as shareholders at 4:01 p.m. (EST) on that date will be entitled to notice of, and to vote at, the Extraordinary General Meeting.

Any shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy or proxies to attend, speak and vote on such shareholder’s behalf. Such proxy need not be a shareholder of the Company.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be Held on Thursday, December 8, 2011 at 10:00 a.m. local time at offices of the Company at 852 Winter Street, Waltham, Massachusetts 02451.

The proxy statement to shareholders is available at

www.edocumentview.com/ALKS

By Order of the Board of Directors

Kathryn L. Biberstein
Secretary

Dublin, Ireland
November   , 2011

You are cordially invited to attend the meeting in person. The presence at the meeting, in person or by proxy, of one or more shareholders who hold shares representing not less than a majority of the issued and outstanding shares entitled to vote at the meeting shall constitute a quorum. Your vote is important. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Alkermes public limited company incorporated in Ireland with limited liability under the Companies Acts 1963 to 2009, registered number 498284

Treasury Building, Lower Grand Canal Street
Dublin 2, Ireland

PROXY STATEMENT
FOR AN EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS NOVEMBER 30, 2011

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The Board of Directors (the “Board”) of Alkermes plc, an Irish company (“Alkermes” or the “Company”) is soliciting your proxy to vote at an Extraordinary General Meeting of Shareholders (the “Meeting”) to be held at offices of the Company at 852 Winter Street, Waltham, Massachusetts 02451, at 10:00 a.m. local time, on December 8, 2011, and at any postponement or adjournment of the Meeting. You are invited to attend the Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or over the Internet. The Company intends to mail this proxy statement and accompanying proxy card on or about November 8, 2011 to all shareholders of record entitled to vote at the Meeting.

As you are aware, the Company was organized recently in connection with the business combination transaction (the “Business Combination”) between Alkermes, Inc. and the Elan Drug Technologies (“EDT”) business of Elan Corporation, plc (“Elan”), and now serves as the holding company for such combined business.

Who can vote at the Meeting?

Only shareholders who are registered at 4:01 p.m. (EST) on November 1, 2011 (the “Record Date”) will be entitled to notice of and to vote at the Meeting. On the Record Date, there were           ordinary shares issued and outstanding and entitled to be voted.

Shareholder of Record: Shares Registered in Your Name

If, as of the Record Date, your ordinary shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the Meeting or vote by proxy. Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, as of the Record Date, your ordinary shares were not held directly in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

The only matter scheduled for a vote is the approval of the Alkermes plc 2011 Stock Option and Incentive Plan.

What if another matter is properly brought before the Meeting?

The Board knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named as your proxy in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record on the Record Date, you may vote in person at the Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Meeting and vote in person even if you have already voted by proxy.

By Internet.  Access the website of our tabulator, Computershare, at:
http://www.envisionreports.com/ALKS, using the voter control number that we have printed on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. The cutoff time for voting by Internet is 11:59 p.m. (EST) on November 29, 2011.

By Telephone.  Call 1-800-652-VOTE (1-800-652-8683) toll-free from the U.S. and Canada if you are calling from outside the U.S. or Canada and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed. The cutoff time for voting by telephone is 11:59 p.m. (EST) on November 29, 2011.

By Mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to Computershare. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the Alkermes plc 2011 Stock Option and Incentive Plan; and will be voted according to the best judgment of the proxy holder upon any other business that may properly be brought before the Meeting and at all adjournments and postponements thereof.

In Person at the Meeting.  If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of ordinary shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Alkermes. Simply complete and mail the proxy card, in accordance with the instructions you receive, to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you owned as of the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card without making any voting selections, your shares will be voted FOR the approval of the Alkermes plc 2011 Stock Option and Incentive Plan. If any other matter is properly presented at the Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, employees and third party proxy solicitors may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your ordinary shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy at any time before it is exercised at the Meeting by taking any of the following actions:

•	providing written notice to the Secretary of the Company (at 852 Winter Street, Waltham, Massachusetts 02451, Attn.: Secretary, Special Meeting) by any means, including facsimile, stating that the proxy is revoked;

•	signing and delivering a proxy relating to the same shares and bearing a later date, but no later than the date and time of the Extraordinary General Meeting of Shareholders;

•	transmitting a subsequent vote over the Internet or by telephone, but no later than November 29, 2011;

•	attending the Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke a proxy.

Please note that if your ordinary shares are held of record by a broker or other nominee, you must contact the broker or other nominee to revoke your proxy since attending the meeting alone will not revoke any proxy. If you wish to vote at the Meeting, you must bring to the Meeting a copy of your brokerage account statement or a letter from such broker or other nominee confirming your beneficial ownership of the shares as of the Record Date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be voted. Accordingly, while abstentions and broker non-votes will count towards establishing a quorum, neither abstentions nor broker non-votes will affect the outcome of the vote on this proposal.

What are “broker non-votes”?

Broker non-votes occur when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of The NASDAQ Stock Market LLC, or Nasdaq, on which your broker may vote shares held in street name in the absence of your voting instructions. The approval of the Alkermes plc 2011 Stock Option and Incentive Plan is a non-discretionary item. Accordingly, if you own ordinary shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted.

How many votes are needed to approve the proposal?

The affirmative vote of a majority of the votes cast by holders of our ordinary shares entitled to vote at a meeting at which a quorum is present will be required to approve the Alkermes plc 2011 Stock Option and Incentive Plan.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid Meeting. A quorum will be present if at least one or more shareholders holding a majority of the issued and outstanding shares entitled to vote are present at the Meeting or represented by proxy. On the Record Date, there were           ordinary shares issued and outstanding and entitled to vote. Thus, the holders of           ordinary shares must be present in person or represented by proxy at the Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, within one hour of the time appointed for the Meeting, the Meeting shall stand adjourned to December 7, 2011 at 10:00 a.m. local time at the offices of the Company located at 852 Winter Street, Waltham, Massachusetts 02451 or such other time or place as the Board may decide.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days of the Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, to file an additional current report on Form 8-K to publish the final results.

When are shareholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in the proxy materials for next year’s Annual Meeting, your proposal must be submitted in writing to the Company’s Secretary at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland within a reasonable time prior to the time we begin to print and mail our proxy materials, and in any event within ten days following the first public announcement of the date for such Annual Meeting. If you wish to bring a matter before the shareholders at next year’s annual meeting and you do not notify us within a reasonable time prior to the time we begin to print and mail our proxy materials, then, for all proxies we receive, the proxy holders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter.

[Director nomination process description to be inserted]

What proxy materials are available on the internet?

The letter to shareholders, Notice of Extraordinary General Meeting and proxy statement are available at www.edocumentview.com/ALKS.

PROPOSAL 1

APPROVAL OF ALKERMES PLC 2011 STOCK OPTION AND INCENTIVE PLAN

Overview

Our Board is requesting shareholder approval of the Alkermes plc 2011 Stock Option and Incentive Plan.

On September 16, 2011, our Board adopted the Alkermes plc 2011 Stock Option and Incentive Plan and, on October 5, 2011, adopted an amendment to such plan (the plan, as amended, the “2011 Plan”), subject to the approval of our shareholders. The 2011 Plan will become effective if approved by our shareholders. The 2011 Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Why we are asking our shareholders to approve the 2011 Plan?

In connection with the Business Combination, the Alkermes, Inc. Amended and Restated 2008 Stock Option and Incentive Plan was converted into and adopted as a plan of the Company entitled the Alkermes plc Amended and Restated 2008 Stock Option and Incentive Plan (the “Restated 2008 Plan”). As of October 20, 2011, approximately 771,799 ordinary shares remained available for future issuance under the Restated 2008 Plan, excluding the ordinary shares reserved for issuance upon exercise of outstanding options or vesting of restricted stock units. Without replenishment, we believe such amount will be insufficient to meet our anticipated employee recruiting and retention needs before our next annual general meeting of shareholders in 2012.

The 2011 Plan was adopted and is proposed for your consideration to provide sufficient flexibility to meet our anticipated employee recruiting and retention needs. The maximum number of our ordinary shares proposed to be reserved for issuance under the 2011 Plan is equal to 8,500,000. The 2011 Plan permits a variety of equity awards, including stock options and full value awards, which consist of restricted stock, restricted stock units, performance stock awards and other stock awards. Under the 2011 Plan, the grant of each ordinary share pursuant to a full value award (i.e., an award other than a stock option) reduces or depletes the number of ordinary shares available for future equity awards under the 2011 Plan by 1.8 ordinary shares and the grant of each ordinary share pursuant to a stock option reduces or depletes the number of ordinary shares available for future equity awards by 1 ordinary share. These shares are treated in a similar manner if returned to reserve status when forfeited or canceled under the 2011 Plan. We expect to grant both stock options and full value awards in the future.

As of October 20, 2011, an aggregate of 18,004,226 ordinary shares are issuable upon exercise of outstanding options with a weighted average exercise price of $13.66 and a weighted average remaining term of 6.13 years; and 2,289,005 ordinary shares are subject to unvested restricted stock unit awards. As of October 20, 2011, we have a total of 129,459,500 ordinary shares outstanding and 771,799 ordinary shares available for issuance (for future grants) under our Restated 2008 Plan, plus any ordinary shares subject to awards that are forfeited under the Restated 2008 Plan. The Restated 2008 Plan is currently the only equity compensation plan that the Company uses for new equity compensation awards to its employees.

Equity Awards are an Integral Component of our Compensation Program

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program. The issuance of equity and cash awards under the 2011 Plan will enable the Company to attract new employees and directors, retain our existing employees and provide incentives for our employees to exert maximum efforts for the Company’s success, ultimately contributing to an increase in shareholder value. The Company firmly believes that such awards are a critical part of the compensation package offered to new, existing and key employees and an important tool in the Company’s ability to attract and retain talented personnel. The 2011 Plan allows the Company to continue to utilize a broad array of equity incentives with flexibility in designing such incentives, including traditional option grants, restricted stock awards, restricted stock unit awards and performance stock awards.

Important Aspects of our 2011 Plan Designed to Protect our Shareholders’ Interests

The 2011 Plan contains certain provisions that are designed to protect our shareholders’ interests and reflect corporate governance best practices including:

•	Shareholder approval is required for additional shares. The 2011 Plan does not contain an annual “evergreen” provision. Thus, shareholder approval is required each time we need to increase the share reserve allowing our shareholders the ability to have a say on our equity compensation programs.

•	Share counting provisions. The share reserve under the 2011 Plan is reduced one share for each ordinary share issued pursuant to an option and 1.8 ordinary shares for each ordinary share issued pursuant to a full value award. This helps to ensure that management and our Compensation Committee is using the share reserve effectively and with regard to the value of each type of equity award.

•	Submission of 2011 Plan amendments to shareholders. The 2011 Plan requires shareholder approval for material amendments to the 2011 Plan, including, as noted above, any increase in the number of shares reserved for issuance under the 2011 Plan.

•	Flexibility in designing equity compensation scheme. The 2011 Plan allows us to provide a broad array of equity incentives, including traditional option grants, restricted stock awards, restricted stock unit awards, performance stock awards and cash awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

Recommendation

The Board recommends that you vote FOR the approval of the 2011 Plan.

Principal Features of the 2011 Plan

The material features of the 2011 Plan are:

•	The 2011 Plan will be administered by either the Compensation Committee of the Board or by a similar committee performing the functions of the Compensation Committee and which is comprised of not less than two independent non-employee directors (in either case, the “Administrator”). The Administrator, in its discretion, may grant a variety of incentive awards based on our ordinary shares.

•	The award of stock options (both incentive and non-qualified options), restricted stock unit awards, restricted stock awards, cash-based awards, and performance share awards is permitted.

•	For purposes of determining the number of our ordinary shares available for issuance under the 2011 Plan, (a) the grant of any full value award (i.e., an award other than a stock option) is deemed as an award of 1.8 ordinary shares for each such ordinary share actually subject to the award and shall be treated similarly if returned to reserve status when forfeited or canceled under the 2011 Plan, and (b) the grant of a stock option is deemed as an award of one ordinary share for each such ordinary share actually subject to the award.

•	Our Board may at any time amend or discontinue the 2011 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2011 Plan, including any amendments that increase the number of shares reserved for issuance under the 2011 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the 2011 Plan, or materially change the method of determining the fair market value of our ordinary shares, will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Administrator to be required by the Internal Revenue Code of 1986 (the “Code”) to preserve the qualified status of incentive options or to ensure that compensation earned under the 2011 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Based solely on the closing price of our ordinary shares as reported on Nasdaq on the Record Date, the aggregate market value of the 8,500,000 shares, representing the maximum number of ordinary shares to be issued under the 2011 Plan, is US$     . Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the 2011 Plan. The shares issued by us under the 2011 Plan will be authorized but unissued shares.

To ensure that certain awards granted under the 2011 Plan to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2011 Plan provides that the Administrator may require that the vesting or grant of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of the Stock, (4) economic value-added, (5) initiation or completion of clinical trials, (6) results of clinical trials, (7) drug development or commercialization milestones, (8) collaboration milestones, (9) operational measures including production capacity and capability, (10) hiring and retention of key managers, (11) expense management, (12) capital raising transactions, (13) sales or revenue, (14) acquisitions or strategic transactions, (15) operating income (loss), (16) cash flow (including, but not limited to, operating cash flow and free cash flow), (17) return on capital, assets, equity, or investment, (18) shareholder returns, (19) gross or net profit levels, (20) operating margins, (21) earnings (loss) per ordinary share and (22) sales or market shares, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator will select, within 90 days following the commencement of a performance cycle, the particular performance criteria for such award and the performance goals with respect to each performance criterion. Each such award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 4,000,000 ordinary shares for any performance cycle. If a performance-based award is payable in cash to any executive, it cannot exceed US$25 million for any performance cycle.

Summary of the 2011 Plan

The following description of certain features of the 2011 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2011 Plan that is attached hereto as Appendix A.

Plan Administration.  The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2011 Plan. The Administrator may delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator’s authority and duties with respect to the granting of Options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.

Eligibility and Limitations on Grants.  Persons eligible to participate in the 2011 Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Administrator. The intention in making awards to eligible persons under the 2011 Plan will be to align the compensation of these individuals over a multi-year period directly with the interests of our shareholders and serve as a tool in the recruiting and retention of these individuals.

The maximum award of stock options granted to any one individual will not exceed 4,000,000 ordinary shares (subject to adjustment for stock splits and similar events) for any calendar year period. The maximum number of ordinary shares that can be awarded in the form of incentive stock options will not exceed 8,500,000 (subject to adjustment for stock splits and similar events).

Stock Options granted to employees and key persons.  The 2011 Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the 2011 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our ordinary shares on the date of grant.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. Options may be exercised in whole or in part with written or electronic notice to the Company’s delegate. Upon exercise of non-qualified stock options, unless otherwise determined by the Administrator, the purchase price must be paid through a net reduction in the number of ordinary shares issuable upon such exercise, based on the fair market value of our ordinary shares on the date of exercise. Upon exercise of incentive stock options and those non-qualified options for which the Administrator elects not to utilize the above payment method, the option exercise price may be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of ordinary shares that are beneficially owned by the optionee based on the fair market value of our ordinary shares on the date of exercise or, subject to applicable law, by delivery to the Company of an exercise notice together with irrevocable instructions to a broker to promptly deliver cash or a check payable to the Company for the purchase price.

To qualify as incentive options, options must meet additional federal tax requirements, including a US$100,000 limit on the value of our ordinary shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Options granted to non-employee directors.  The 2011 Plan provides that (a) upon becoming a member of the Board, each non-employee director who is not then a consultant to us shall be granted on such day a non-qualified stock option to acquire 35,000 ordinary shares, which shall vest ratably over the three calendar years following the date of grant, plus an additional stock option to acquire a number of our ordinary shares equal to the product of 25,000 multiplied by a fraction, the numerator of which equals the number of months remaining until the next annual meeting of shareholders of the Company and the denominator of which equals 12, which shall vest on the first anniversary of the date of grant, and (b) each non-employee director who is serving as a director of the Company on each annual meeting of shareholders, beginning with the 2012 annual general meeting of shareholders, shall automatically be granted on such day a non-qualified stock option to acquire 25,000 of our ordinary shares, which shall vest on the first anniversary of the date of grant; provided, however, that no grant shall be made to an individual who ceases to be a member of the Board on such day. The Administrator may grant additional non-qualified stock options to our non-employee directors and such grants may vary among individual non-employee directors. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our ordinary shares on the date of grant.

The term of each option may not exceed ten years from the date of grant. Options may be exercised only by notice to the Company or the Company’s delegate specifying the number of ordinary shares to be purchased. Upon exercise of options, the option exercise price will be paid in the same manner as described above under “Stock Options granted to employees and key persons.”

Grants of stock options to our non-employee directors, as contemplated under the 2011 Plan, shall consist of ordinary shares reserved and available for issuance pursuant to the Restated 2008 Plan and, if there are no such ordinary shares remaining under such plan, then such grants shall consist of ordinary shares reserved and available for issuance pursuant to the 2011 Plan.

Restricted Stock Unit Awards.  The Administrator may award stock units as restricted stock unit awards to participants. Restricted stock unit awards are ultimately payable in the form of ordinary shares and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. The Administrator may waive the foregoing restriction in the case of a grantee’s death, disability or retirement or upon a sale event (as defined in the 2011 Plan). To the extent a Restricted Stock Unit Award is subject to Section 409A of the Code, it may contain such additional terms and conditions as the Administrator shall determine in order for such Award to comply with the requirements of Section 409A.

The Administrator, in its sole discretion, may permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the fair market value of our ordinary shares on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred.

Restricted Stock.  The Administrator may award ordinary shares to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. However, in the event these awards granted to employees have a performance-based restriction, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction will be at least three years, but vesting can occur incrementally over the three-year period. The Administrator may waive the foregoing restriction in the case of a grantee’s death, disability or retirement or upon a sale event (as defined in the 2011 Plan).

Cash-based Awards.  Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of stock, as the Administrator determines. Except as may otherwise be provided by the Administrator, a grantee’s right in all cash-based awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its subsidiaries for any reason (including if a subsidiary ceases to be a subsidiary of the Company).

Performance Share Awards.  The Administrator may grant performance share awards independent of, or in connection with, the granting of other awards under the 2011 Plan. The Administrator, in its sole discretion, determines whether and to whom performance share awards will be granted, the performance goals subject to the award, the period during which performance is to be measured, which may not be less than one year, and such other conditions as the Administrator shall determine. Upon the attainment of the performance goal, the grantee is entitled to receive ordinary shares.

Tax Withholding.  Participants in the 2011 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. The Company has the right to deduct any such taxes from any payment otherwise due to grantee, including the right to reduce the number of ordinary shares otherwise required to be issued to a grantee in an amount that, on the date of issuance, would have a fair market value equal to all such taxes required to be withheld by the Company.

Change in Control Provisions.  Under the 2011 Plan, in the case of and subject to the consummation of a sale event (as defined in the 2011 Plan), except as the Administrator may otherwise specify with respect to a particular award in the relevant award documentation, all stock options that are not exercisable immediately prior to the effective time of the sale event shall become fully exercisable as of the effective time of the sale event, all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the sale event and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a sale event in the Administrator’s discretion. In addition, in the event of a sale event in which the Company’s shareholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding stock options equal to the difference between the per share cash consideration and the exercise price of such options.

Amendments and Termination.  Our Board may at any time amend or discontinue the 2011 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2011 Plan, including any amendments that increase the number of ordinary shares reserved for issuance under the 2011 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the 2011 Plan, or materially change the method of determining the fair market value of our ordinary shares, will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2011 Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except in connection with a reorganization or other similar change in the capital stock of the Company or a merger or other transaction, without prior shareholder approval the Administrator may not reduce the exercise price of an outstanding stock option or effect re-pricing of an outstanding stock option through cancellation or re-grants.

Effective Date of 2011 Plan

The Board adopted the 2011 Plan on September 16, 2011 and, on October 5, 2011, adopted an amendment to such plan. The 2011 Plan will become effective when and if approved by the Company’s shareholders. Awards of incentive options may be granted under the 2011 Plan until ten years after Board approval. No awards may be granted under the 2011 Plan after the date that is ten years from the date of shareholder approval.

New Plan Benefits

No grants have been issued with respect to the ordinary shares to be reserved for issuance under the 2011 Plan. Except as set forth below for our non-employee directors, the benefits or amounts that may be received by, or allocated to, the Company’s Chief Executive Officer, Chief Financial Officer, and the three other named executives, all executives as a group, non-executive directors as a group, and non-executive officer employees as a group are granted on a discretionary basis and, as such, are not determinable as awards under the 2011 Plan.

Grants of stock options to our non-employee directors will initially consist of options in respect of ordinary shares reserved and available for issuance pursuant to our Restated 2008 Plan. If and when no ordinary shares remain available for issuance under our Restated 2008 Plan, then such non-employee director grants will consist of options in respect of ordinary shares reserved and available for issuance under our 2011 Plan and will be as follows:

2011 Plan
Event	Number of Options Granted

Initial election to the Board	35,000, plus pro rata annual award*
Each annual meeting of shareholders	25,000

*	A newly elected non-employee director receives a pro rated annual award equal to the product of 25,000 ordinary shares multiplied by a fraction, the numerator of which equals the number of months remaining until the next annual meeting of shareholders of the Company and the denominator of which equals 12.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2011 Plan. It does not describe all U.S. federal tax consequences under the 2011 Plan, nor does it describe state or local tax consequences.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If ordinary shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

An incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply. If ordinary shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the ordinary shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

Non-Qualified Options.  No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions

As a result of Section 162(m) of the Code, our deduction for certain awards under the 2011 Plan may be limited to the extent that the Chief Executive Officer or other executive officer (other than our Chief Financial Officer) whose compensation is required to be reported in the summary compensation table receives compensation in excess of US$1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2011 Plan is structured to allow certain grants to qualify as performance-based compensation.

A copy of the 2011 Plan is attached as Appendix A.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes provide information about the beneficial ownership of our issued and outstanding, ordinary shares as of the Record Date, by:

•	each of our current directors;

•	our Chief Executive Officer;

•	our Chief Financial Officer;

•	each of the three other executive officers named in the Summary Compensation Table below; and

•	all of our current directors and executive officers as a group.

According to SEC rules, we have included in the column “Number of Issued Shares” all outstanding shares over which the person has sole or shared voting or investment power, and we have included in the column “Number of Shares Issuable” all shares that the person has the right to acquire within 60 days after the Record Date through the exercise of any stock option, vesting of any stock award or other right. All shares that a person has a right to acquire within 60 days of the Record Date are deemed issued and outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed issued and outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (except to the extent authority is shared by spouses under applicable law) to invest and vote the shares listed opposite the person’s name. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. The business address of each director is Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland and the business address of the named executive officers is 852 Winter Street, Waltham, MA 02451.

Ownership by Directors and Executive Officers

	Number of	Number of
Directors and Named	Alkermes	Ordinary Shares		Beneficially
Executive Officers	Ordinary Shares	Issuable(1)	Total	Owned(2)

David W. Anstice				*
Floyd E. Bloom(3)				*
Robert A. Breyer				*
Wendy L. Dixon				*
Geraldine A. Henwood				*
Paul J. Mitchell				*
Richard F. Pops
Mark B. Skaletsky				*
Elliot W. Ehrich				*
James M. Frates				*
Michael J. Landine				*
Gordon G. Pugh				*
All directors and executive officers as a group (15 individuals in total)				%

*	Less than 1%

(1)	Shares that can be acquired through stock options exercisable and restricted stock unit awards vesting on or before , 2011, which is 60 days from the Record Date.

(2)	Applicable percentage of ownership as of the Record Date, is based upon ordinary shares of Alkermes issued and outstanding.

(3)	Includes ordinary shares held by The Corey Bloom Family Trust, of which Dr. Bloom is a Trustee and as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein, if any.

Ownership By Principal Shareholders

The following table and notes provides information about the beneficial ownership of our ordinary shares as of the Record Date, or as otherwise set forth below, by each shareholder known to us to be the beneficial owner of more than 5% of our ordinary shares.

	Ordinary Shares	Percent
	Beneficially	Beneficially
Name	Owned(1)	Owned(2)

5% Shareholders
Elan Corporation, plc(3)	31,900,000	%
Treasury Building
Lower Grand Canal Street
Dublin 2
Ireland
FMR LLC(4)	14,275,434	%
82 Devonshire Street
Boston, MA 02109
Federated Investors, Inc.(5)	10,090,672	%
Federated Investors Tower
Pittsburgh, PA 15222
Wellington Management Company, LLP(6)	9,731,403	%
75 State Street
Boston, MA 02109
Blackrock, Inc.(7)	5,906,881	%
40 East 52nd Street
New York, NY 10022
James E. Flynn(8)	5,711,931	%
780 Third Avenue, 37th Floor
New York, NY 10017
T. Rowe Price Associates, Inc.(9)	5,547,964	%
100 E. Pratt Street
Baltimore, MD 21202

Notes to Ownership by Principal Shareholders Table

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of Alkermes, all persons listed have sole voting and investment power with respect to their ordinary shares.

(2)	Applicable percentage of ownership as of the Record Date, is based upon ordinary shares of Alkermes outstanding.

(3)	Based solely on a Schedule 13D dated September 26, 2011, Elan and Elan Science Three Limited (“ES3”) (together, ES3 and Elan, the “Elan Reporting Parties”) may be deemed to beneficially own 31,900,000 ordinary shares. The number of ordinary shares as to which each of the Elan Reporting Parties shares the power to vote or direct the vote is 31,900,000. The number of ordinary shares as to which each of the Elan Reporting Parties shares the power to dispose or direct the disposition of is 31,900,000. The number of ordinary shares as to which each of the Elan Reporting Parties has the sole power to vote or direct the vote, dispose or direct the disposition is zero. Elan is a neuroscience-based biotechnology company focused on discovering and developing advanced therapies in neurodegenerative and autoimmune diseases. ES3 is an indirect wholly-owned subsidiary of Elan. The principal assets of ES3 consist of 31,900,000 ordinary shares of Alkermes and the capital stock of ES3’s subsidiaries.

The shares were acquired pursuant to the Business Combination, effective September 16, 2011. The Elan Reporting Parties together acquired common beneficial ownership over the ordinary shares and hold such shares pursuant to a Shareholder’s Agreement, dated as of September 16, 2011 among the Elan Reporting Parties and Alkermes. Under the terms of the Shareholder’s Agreement, ES3 may designate one person for election to the Board until Elan beneficially owns ordinary shares representing less than 10% of the outstanding voting securities of Alkermes and provided that such designee be a resident of Ireland and qualify as an “independent director” under applicable provisions of the Exchange Act and under applicable NASDAQ rules and regulations. Until at least September 16, 2012, ES3 will be obligated to vote on all matters in accordance with the recommendation of the Board. Thereafter, ES3 will remain obligated to vote in accordance with the Board’s recommendation for so long as Elan beneficially owns more than 15% of the outstanding voting securities of Alkermes or the 30-day weighted average trading price of Alkermes’ ordinary shares is at least US$7.595. Under the terms of the Shareholder’s Agreement, Elan is subject to a standstill provision until the later of September 16, 2021 or three years from the time ES3 ceases to hold more than 10% of the outstanding voting securities of Alkermes. The standstill restrictions generally prevent Elan from acquiring any additional Alkermes voting securities and from taking a number of actions that might result in Elan exerting influence or control over Alkermes. The standstill restrictions will terminate early on certain events, including a decision by Alkermes to recommend or engage in a transaction that would result in a change of control of Alkermes. Elan and ES3 are subject to certain restrictions on their ability to transfer ordinary shares without Alkermes’ consent. Until March 17, 2012, Elan and ES3 will be subject to a lock-up and following that lock-up may make an initial transfer of up to 40.75% (approximately 13 million ordinary shares) of their total stake in Alkermes in a marketed registered underwritten offering. After this initial offering, Elan and ES3 may transfer a further 31.5% (approximately 10 million ordinary shares) of their initial total stake in Alkermes in another marketed registered underwritten offering. Thereafter, Elan will be subject to certain limitations as to the size of any transfer and the nature of the transferee in connection with directly negotiated transfers. Under the Shareholder’s Agreement, Alkermes granted Elan certain customary registration rights, including demand (including shelf) and piggyback registration rights with respect to transfers of ordinary shares. The registration rights will terminate four months after Elan’s ownership of Alkermes’ voting securities falls below 10% of the outstanding Alkermes voting securities or sooner in certain circumstances. The foregoing description of the Shareholder’s Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Shareholder’s Agreement, a copy of which is attached as Exhibit 2.2 to the Current Report on Form 8-K filed by Alkermes, Inc. on May 9, 2011.

(4)	Based solely on a Schedule 13G/A dated February 11, 2011, FMR LLC, a parent holding company, has sole voting power over 33,050 ordinary shares of Alkermes and sole investment power over 14,275,434 ordinary shares of Alkermes. Of the shares reported as beneficially owned by FMR LLC:

• Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 14,246,684 ordinary shares of Alkermes as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

• The ownership of one investment company, Fidelity Growth Company Fund, amounted to 10,182,261 ordinary shares of Alkermes outstanding. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 14,246,684 ordinary shares owned by the Funds.

• Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

• Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 28,750 ordinary shares of Alkermes as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 28,750 ordinary shares and sole power to vote or to direct the voting of 28,750 ordinary shares of Alkermes owned by the institutional accounts managed by PGATC as reported above.

(5)	Based solely on a Schedule 13G/A dated February 8, 2011, Federated Investors, Inc., which is referred to in this proxy statement as Federated, in its capacity as investment adviser, may be deemed to beneficially own and has sole voting and dispositive power with respect to 10,090,672 ordinary shares of Alkermes. Federated is the parent holding company of investment advisers that act as advisers to registered investment companies and separate accounts that own ordinary shares of Alkermes. All of Federated’s outstanding stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees. As trustees, these individuals are each deemed to beneficially own and share voting and dispositive power with respect to the 10,090,672 shares.

(6)	Based solely on a Schedule 13G/A dated April 11, 2011, Wellington Management Company, LLP, which is referred to in this proxy statement as Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 9,731,403 ordinary shares of Alkermes which are held of record by clients of Wellington Management. Wellington Management shares voting power over 7,271,980 ordinary shares of Alkermes and shares investment power over 9,731,403 ordinary shares of Alkermes.

(7)	Based solely on a Schedule 13G/A dated January 21, 2011, Blackrock, Inc. beneficially owns and has sole dispositive and voting power with respect to 5,906,881 ordinary shares of Alkermes.

(8)	Based solely on a Schedule 13G/A dated February 2, 2011, James E. Flynn, beneficially owns 5,711,931 ordinary shares of Alkermes. Of the shares beneficially owned by Mr. Flynn:

• 2,364,730 shares are held by Deerfield Capital, L.P. and Deerfield Partners, L.P. Mr. Flynn, Deerfield Capital, L.P. and Deerfield Partners, L.P. have shared dispositive and voting power with respect to 2,364,730 ordinary shares of Alkermes.

• 3,347,201 shares are held by Deerfield Management Company, L.P. and Deerfield International Limited. Mr. Flynn, Deerfield Management Company, L.P., and Deerfield International Limited have shared dispositive and voting power with respect to 3,347,201 ordinary shares of Alkermes.

(9)	Based solely on a Schedule 13G dated February 14, 2011, T. Rowe Price Associates, Inc. (“T. Rowe Price”) beneficially owns 5,547,964 ordinary shares of Alkermes. Of the shares beneficially owned by T. Rowe Price, it has sole voting power with respect to 779,270 ordinary shares of Alkermes and sole dispositive power with respect to 5,547,964 ordinary shares of Alkermes.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Business Combination Transaction

On September 16, 2011, Alkermes, Inc. and Elan completed the Business Combination, a business combination transaction, pursuant to which the Company, a new holding company formed in Ireland for purposes of the transaction, became the parent holding company of Alkermes, Inc. and of the EDT business formerly conducted by Elan (and carved out of Elan as part of that transaction). Alkermes, Inc. became a wholly-owned subsidiary of Alkermes pursuant to a merger of a transitory merger subsidiary of Alkermes with and into Alkermes, Inc. In the merger, all outstanding shares of Alkermes, Inc. common stock, par value US$0.01 per share, were canceled and converted into the right to receive, on a one-for-one basis, ordinary shares, nominal value US$0.01 per share, of Alkermes, which ordinary shares now trade under the same Nasdaq symbol in substitution for the Alkermes, Inc. common stock. In connection with the acquisition of the EDT business of Elan, Alkermes issued to a subsidiary of Elan 31,900,000 new ordinary shares.

The former shareholders of Alkermes, Inc. own approximately 75% of the issued ordinary share capital of Alkermes, with the remaining approximately 25% owned by ES3, a subsidiary of Elan. The current directors of Alkermes were directors of Alkermes, Inc. prior to the consummation of the business combination transaction (two former Alkermes, Inc. directors, who resigned upon the effectiveness of the merger, are not directors of Alkermes) and the directors that served on the Alkermes, Inc. Compensation Committee now serve on the Alkermes Compensation Committee. In addition, the former principal executive officer (“PEO”) and principal financial officer (“PFO”) of Alkermes, Inc. now serve as the PEO and PFO of Alkermes.

Given the aforementioned, the following discussion of our Executive Compensation Discussion and Analysis will focus on the most recently completed fiscal year of Alkermes, Inc., as we believe this provides the most relevant disclosure pertaining to the compensation practices that have been and will be followed by Alkermes. Except where specifically noted or the context otherwise requires, the use of terms such as “we” and “our” and “us” in this Executive Compensation Discussion and Analysis refers to Alkermes and to Alkermes, Inc., interchangeably.

Introduction and Corporate Governance

Our Compensation Committee, or the Committee, reviews, oversees and administers our executive compensation programs. The Committee’s complete roles and responsibilities are set forth in the written charter adopted by the Board, which is available on the Governance page of the Investor Relations section of our website, available at: http://investor.alkermes.com. The Alkermes, Inc. Board selected the following individuals to serve on the Committee for its 2011 fiscal year: Mark B. Skaletsky (Chair), Paul J. Mitchell and David W. Anstice. The Compensation Committee of the Board of Alkermes plc is comprised of the same individuals.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate experienced and well-qualified executive officers who will promote our research and product development, manufacturing, commercialization and operational efforts. We structure our executive officer compensation packages based on level of job responsibility, internal and external peer comparisons, individual performance, principles of internal fairness and our overall company performance. The Committee bases its executive compensation programs on the same objectives that guide us in establishing all our compensation programs, which are:

•	To provide an overall compensation package that rewards individual performance and corporate performance in achieving our objectives, as a means to promote the creation and retention of value for us and our shareholders;

•	To attract and retain a highly skilled work force by providing a compensation package that is competitive with other employers who compete with us for talent;

•	To structure an increasing proportion of an individual’s compensation as performance-based as he or she progresses to higher levels within our company;

•	To foster the long-term focus required for success in the biotechnology industry; and

•	To structure our compensation and benefits programs similarly across our company.

Compensation Program Elements

The compensation program for executive officers consists of the following elements:

•	Base salary;

•	Annual cash performance pay (bonus); and

•	Long-term equity incentive awards, including:

•	Stock options; and

•	Restricted stock unit awards (also referred to as restricted stock awards)

The Committee utilizes these elements of compensation to structure compensation packages for executive officers that can reward both short and long-term performance of the individual and our company and foster executive retention.

Base Salary

Base salaries are used to provide a fixed amount of compensation for the executive’s regular work. The Committee establishes base salaries that are competitive with comparable companies for each position and level of responsibility to the extent such comparable companies and positions exist. The salaries of the executive officers are reviewed on an annual basis, at the time of the mid-fiscal year performance review established by us. In determining increases, if any, to base salary, the Committee may consider factors such as the individual’s performance, level of pay compared to comparable companies for each position and level of responsibility, experience in the position of the individual, cost of living indices, the magnitude of other annual salary increases at our company, and general progress towards achieving the corporate objectives. Any base salary increase for an executive officer must be established by the Committee.

Cash Performance Pay

Cash performance pay motivates executive officers to achieve both short-term operational and longer term strategic goals that are aligned with, and supportive of, our long-term company value. Cash performance pay is awarded by the Committee after the fiscal year-end based on an evaluation of our company performance and each individual’s contribution to this performance during such fiscal year. Performance objectives are established and evaluated by the Committee as outlined below.

In March 2010, the Committee approved the Alkermes, Inc. Fiscal Year 2011 Reporting Officer Performance Pay Plan, or the 2011 Performance Plan, and established target performance pay ranges and target performance pay that may be earned for the period April 1, 2010 to March 31, 2011 by our executive officers, including all of our named executive officers. The plan contained the following fiscal year 2011 corporate objectives for our executives: maximize revenues from our partnered products; prepare for expansion of the VIVITROL® business into the opioid indication; advance our proprietary pipeline; expand our portfolio; achieve financial performance against budget; and respond to changing business conditions. In March 2010, the Committee initially set the range of the fiscal year 2011 cash performance pay award under the 2011 Performance Plan for Richard F. Pops, our President, Chief Executive Officer and Chairman of the Board, at between 0% and 100% of base salary, with a target performance pay award of 60% of base salary; in July 2010, the Committee, based on comparable market data that had recently been updated by the Committee’s external compensation consultant (as discussed below), modified such performance pay range and target cash performance pay award to between 1% and 150% of base salary and 75% of base salary, respectively. The comparable market data for the President, Chief Executive Officer and Chairman showed that the initial target cash performance pay fell below the range of target performance pay for chief executive officers in our peer group of comparable companies. In March 2010, the Committee set the range of the fiscal year 2011 cash performance pay awards under the 2011 Performance Plan for participants other than the President, Chief Executive Officer and Chairman of the Board at between 0% and 100% of base salary, with a target cash performance pay award of 50% of base salary. The Committee established such performance pay targets and performance pay ranges based generally on comparable market data. Cash performance pay under our 2011 Performance Plan is awarded after the close of the fiscal year based upon the Committee’s review of the performance of our company against our fiscal year corporate objectives, and the individual performance of each executive officer against such corporate objectives. Individual performance of the participants is determined by the Committee in its sole discretion.

Equity Incentives — Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards

In October 2008, our shareholders adopted the Alkermes, Inc. 2008 Stock Option and Incentive Plan, or the 2008 Plan. The award of stock options (both incentive and non-qualified options), restricted stock unit awards, restricted stock awards, cash-based awards, and performance share awards is permitted under the 2008 Plan. The 2008 Plan is the only equity plan under which we currently grant equity awards. As used herein, the term “restricted stock award,” unless otherwise specified, will include restricted stock unit awards and restricted stock awards.

Grants of stock options and restricted stock awards under our 2008 Plan are designed to promote long-term retention and stock ownership, and align the interests of executives with those of shareholders, providing our executives with the opportunity to share in the future value they are responsible for creating. Generally, stock options and non-performance-based restricted stock awards vest in equal annual installments over a four-year period. The Committee may, in its discretion, award equity with a different vesting schedule; however, under the 2008 Plan, restricted stock awards granted to employees that have a performance-based goal are required to have a restriction period of at least one year, and those with a time-based restriction are required to have at least a three-year restriction period, although vesting can occur incrementally over such three-year period. We had two retirement provisions open to all employees, only one of which (detailed immediately below) contained eligibility criteria that certain of our executive officers have met. If any employee whose age plus years of service equals at least 55 and who has at least 12 years of service with our company retires, then those stock options granted under our 2008 Plan before May 17, 2010, and under our 1998 Equity Incentive Plan and Amended and Restated 1999 Stock Option Plan (i) after December 9, 2004 and before May 17, 2010 or (ii) before December 9, 2004 with an exercise price less than US$13.69, shall vest and become exercisable in full for a prescribed period of time after retirement, not to exceed the full term of the grant. As of March 31, 2011, Mr. Pops, Mr. Landine, and Mr. Frates were the only named executive officers who met the retirement eligibility criteria reflected in these stock option grants; however, Mr. Pops was not entitled to the benefit of this retirement provision for stock options granted to him for performance during fiscal years 2008, 2009 and 2010; this retirement provision did not apply to grants made on or after May 17, 2010. If the retirement criteria have not been met, vested exercisable stock options remain exercisable for up to three months from the recipient’s date of termination from service and unvested stock options are forfeited, unless otherwise specifically determined by the Committee. Currently, there are no special retirement provisions associated with restricted stock awards.

The number of shares underlying options and restricted stock awards granted to each executive officer is generally determined by the Committee based on: the performance of the executives and their contributions to overall performance of our company; information with regard to stock option grants and restricted stock awards at comparable companies, and generally within the biotechnology industry, based upon data provided by the independent compensation consultant (as discussed below); the dollar value of equity awards, as determined using the Black-Scholes option pricing model; consideration of previous equity awards made to such person; and personal knowledge of the Committee members regarding executive stock options and restricted stock awards at comparable companies. Consideration is also given to the impact of stock option and restricted stock awards on our results of operations.

During fiscal year 2008, the Committee shifted its equity compensation philosophy by altering the historical composition of equity incentives from primarily stock options to a combination of stock options and restricted stock awards. At the same time, the Committee decided to more selectively utilize these types of equity compensation within the company to focus on senior executives and those other key employees, as identified by our Chief Executive Officer in consultation with our human resources department, who are more likely to be motivated by such equity compensation. The Committee made these changes because it believed using equity in this manner would be more effective in rewarding and retaining key employees and motivating executives to increase shareholder value. In this context, the Committee rebalanced the mix of stock options and restricted stock awards such that senior executives receive a greater proportion of stock options than restricted stock awards, vice presidents receive a more balanced mixture of the two, and we more aggressively utilize restricted stock awards for other of our key employees.

The Committee set the range of equity compensation for fiscal year 2011 for our President, Chief Executive Officer and Chairman of the Board at 0 to 600,000 share units, with each full value award issued under our 2008 Plan, such as the grant of a unit of restricted stock, counted as two share units for each share of common stock actually subject to the award, and each grant of a stock option issued under our 2008 Plan counted as an award of one share unit for each share of common stock actually subject to the award.

Compensation Determinations

Factors Considered in Determining Compensation

The Committee may consider a number of factors to assist it in determining compensation for our executive officers.

Company Performance.  As discussed previously, the Alkermes, Inc. Board adopted five corporate objectives for our company for fiscal year 2011 and the Committee adopted these objectives and a sixth objective set forth below to measure the performance of our company and its senior executives during the fiscal year ended March 31, 2011: (i) maximize revenues from our partnered products; (ii) prepare for expansion of the VIVITROL business into the opioid indication; (iii) advance our proprietary pipeline; (iv) expand our portfolio; (v) achieve financial performance against budget; and (vi) respond to changing business conditions. The Committee considered the following in assessing our performance against the respective objectives:

Corporate
Objectives	Accomplishments

Maximize revenues from our partnered products
We shipped approximately 7.8 million vials of RISPERDAL® CONSTA® and exceeded our budgeted gross margin targets.

We had record manufacturing and royalty revenues from RISPERDAL CONSTA of US$154.3 million in fiscal 2011, driven by worldwide sales of RISPERDAL CONSTA of over US$1.5 billion by Janssen, Division of Ortho-McNeil-Janssen Pharmaceuticals, Inc. and Janssen-Cilag.

Our partner, Cilag GmbH International, a subsidiary of Johnson & Johnson, received approval for VIVITROL in Russia for the treatment of opioid dependence.

The Committee for Medicinal Products for Human Use of the European Medicines Agency issued a positive opinion recommending approval of BYDUREONtm in the European Union for the treatment of type 2 diabetes in combination with certain oral therapies.

Partnered product candidate, exenatide in a once-monthly injectable suspension formulation, demonstrated positive results in a phase 2 study evaluating its effects on glycemic control in patients with type 2 diabetes.

Corporate
Objectives	Accomplishments

Prepare for expansion of the VIVITROL business into the opioid indication
The U.S. Food and Drug Administration, or FDA, designated the supplemental New Drug Application for VIVITROL for opioid dependence a priority review, accelerating the FDA’s target review timeline from ten to six months.

We presented the positive phase 3 data for VIVITROL for opioid dependence at the 2010 American Psychiatric Association Annual Meeting.

We secured a positive recommendation for approval from the Psychopharmacologic Drugs Advisory Committee in September 2010, which was followed by approval to market VIVITROL for the prevention of relapse to opioid dependence, following opioid detoxification, in October 2010.

The positive phase 3 study of VIVITROL for the treatment of opioid dependence was published in the top-tier, peer-reviewed journal, The Lancet.

We submitted and received pre-clearance of marketing materials from the FDA’s Division of Drug Marketing, Advertising, and Communications.

Our partner, Cilag GmbH International, a subsidiary of Johnson & Johnson, received approval for VIVITROL in Russia for the treatment of opioid dependence.

Advance our proprietary pipeline
VIVITROL

We announced positive interim data from a multicenter, open-label, two-year, phase 4 study of VIVITROL that is evaluating the safety and efficacy of VIVITROL in the treatment of 38 healthcare professionals with a history of opioid dependence.

ALKS 37

We initiated and announced positive data from a phase 2 study of ALKS 37, an orally active, peripherally-restricted opioid antagonist, for the treatment of opioid-induced constipation.

ALKS 33

We announced positive results from a phase 1 study of ALKS 33, in combination with buprenorphine, for the treatment of cocaine addiction.

We reported results from a phase 2 study of ALKS 33 for alcohol dependence. We initiated a phase 2 study of ALKS 33 for the treatment of binge eating disorder.

We presented promising preclinical data on ALKS 33 for prevention of olanzapine-associated weight gain, blocking elevations in nucleus accumbens dopamine following cocaine and amphetamine administration, regardless of the route of administration, and the relationship between binge eating and reward disorders at the 40th Annual Meeting of the Society for Neuroscience.

ALKS 9070

We initiated a phase 1b study of ALKS 9070 for the treatment of schizophrenia.

Expand our portfolio	We expanded development of our ALKS 33 program. ALKS 33, an oral opioid modulator, is being studied in combination with buprenorphine as ALKS 5461 for the treatment of:

•   cocaine addiction, with plans to initiate a phase 1/2 study in mid-calendar year 2011; and

•   treatment-resistant depression, with plans to file an IND and initiate a phase 1/2 study in mid-calendar year 2011.

We conducted a review of the EDT proprietary product portfolio to determine portfolio expansion priorities post consummation of the acquisition of EDT.

Corporate
Objectives	Accomplishments

Achieve financial performance against budget
Total revenues for fiscal 2011 were US$186.6 million. We announced record manufacturing and royalty revenues from RISPERDAL CONSTA of US$154.3 million.

Worldwide sales of RISPERDAL CONSTA by Janssen, Division of Ortho-McNeil-Janssen Pharmaceuticals, Inc. and Janssen-Cilag were over US$1.5 billion in fiscal 2011, a 3.3% increase over sales of RISPERDAL CONSTA in fiscal 2010.

Net sales of VIVITROL for fiscal 2011 were US$28.9 million, an increase of 43% compared to fiscal 2010. We generated seven consecutive quarters of growth in VIVITROL net sales.

We repurchased all of our secured non-recourse RISPERDAL CONSTA 7% notes prior to their maturity, leaving the company debt-free.

At the close of fiscal year 2011, we were in a strong financial position with cash and total investments of US$294.7 million.

Respond to changing business conditions	We negotiated and ultimately entered into an agreement with Elan Corporation, plc for the merger of Alkermes with EDT. The transaction is expected to be immediately accretive to cash earnings and accelerates Alkermes’ path to building a sustainably profitable biopharmaceutical company focused on central nervous system diseases.

We repurchased our RISPERDAL CONSTA notes prior to their maturity, saving over US$3.2 million in interest and accretion expense, and leaving us debt-free.

The Committee does not apply a formula or assign these performance objectives relative weights. Rather, it makes a subjective determination after considering such measures individually and in the aggregate.

Individual Performance.  In establishing compensation levels, the Committee also evaluates each executive’s individual performance using certain subjective criteria, including an evaluation of each executive’s managerial ability and contribution to achievement of the corporate objectives and to overall corporate performance. In making its evaluations, the Committee consults on an informal basis with other members of the Board. In establishing compensation for executive officers other than Mr. Pops, the Committee reviewed in detail the recommendations of Mr. Pops. With respect to Mr. Pops, the Committee met at the end of the fiscal year to evaluate his performance against the corporate objectives of our company.

Use of Compensation Consultant for Benchmarking.  Another factor considered by the Committee in determining executive compensation is the high demand for well-qualified personnel. Given such demand, the Committee strives to maintain compensation levels which are competitive with the compensation of other executives in the industry. To that end, the Committee, through our Human Resource Department’s Director of Compensation and Benefits, retained the services of Pearl Meyer and Partners, or PMP, a nationally-recognized, independent executive compensation consulting firm, to review market data and various incentive programs and to provide assistance in establishing our cash and equity based compensation targets and awards based, in large part, upon a peer group identification and assessment that it was retained to conduct. PMP took direction from, and provided reports to, our Director of Compensation and Benefits, who acted on behalf of and at the direction of the Committee. PMP did not provide us with any services other than the services requested by the Committee.

The companies that comprised our pharmaceutical peer group for fiscal year 2011 consisted of: Alnylam Pharmaceuticals, Inc.; AMAG Pharmaceuticals, Inc.; Amylin Pharmaceuticals Inc.; Auxilium Pharmaceuticals, Inc.; BioMarin Pharmaceutical Inc.; Cubist Pharmaceuticals, Inc.; Enzon Pharmaceuticals, Inc.; Isis Pharmaceuticals, Inc.; The Medicines Company; Nektar Therapeutics; United Therapeutics Corporation; Vertex Pharmaceuticals Incorporated; and ViroPharma Incorporated. These thirteen publicly-traded, US-headquartered companies compete in similar product, service and labor markets as Alkermes and have generally similar revenues.

PMP also reviewed, and provided to the Committee, data from a survey group of companies, which reflects a broader group of biopharmaceutical/biotechnology companies employing the appropriate revenue, industry and executive role perspectives. Data is collected from survey sources containing data on companies of similar size and in the same industry as Alkermes. Surveys used in this analysis were the 2010 Radford Life Sciences Survey and one survey source maintained as confidential by PMP.

The peer group analyses enable the Committee to compare our executive compensation program as a whole and also the pay of individual executives if the jobs are sufficiently similar to make the comparison meaningful. The Committee seeks to ensure that our executive compensation program is competitive, meaning generally between the 50th and the 75th percentile of our peers in terms of value when we achieve targeted performance levels; however, as mentioned elsewhere in our compensation discussion and analysis, this comparative data provided by PMP is only one of many factors that the Committee takes into consideration in determining executive and individual compensation programs. The Committee, in its sole authority, has the right to hire or terminate outside compensation consultants.

Executive Officer Compensation Determination

Base Salary.  The Committee reviewed base salaries for all of our executive officers coinciding with our mid-fiscal year performance review. In determining base salary adjustments for executive officers for fiscal year 2011, the Committee considered a number of factors, such as cost of living indices, market data for comparable companies, general progress towards achieving the fiscal year corporate objectives and, for those executive officers other than Mr. Pops, the recommendations of Mr. Pops. Based on this review, the Committee increased the base salaries of Messrs. Pops, Frates, Landine and Pugh and Dr. Ehrich by approximately 3.5%, effective as of October 24, 2010.

Cash Performance Pay.  In October 2010, we paid one-time bonuses to certain of our employees for the extraordinary effort required to prepare for and participate in the Psychopharmacologic Drugs Advisory Committee for VIVITROL for the treatment of opioid dependence, which was held in September 2010. As part of those awards and at Mr. Pops’ recommendation, the Committee approved the award of such a one-time bonus to Dr. Ehrich in the amount of US$7,326 in October 2010.

In May 2011, the Committee reviewed our performance against the fiscal year corporate objectives, the performance of Mr. Pops against such corporate objectives, and the target cash performance pay and cash performance pay range set by the Committee. The Committee determined that the cash performance pay for Mr. Pops for fiscal year 2011 should be equal to US$900,000, which is equal to approximately 127% of his base salary. The cash performance pay for Mr. Pops was determined based on the Committee’s assessment of his performance against the corporate objectives, including the integral role he played in securing the Business Combination, advancing our proprietary pipeline, addressing the delay in U.S. regulatory approval for BYDUREON, obtaining approval of VIVITROL for the treatment of opioid dependence, meeting our financial objectives and generally transforming us from a drug delivery company dependent on partner portfolio decisions to an integrated pharmaceutical company advancing its own pipeline of proprietary products. In setting Mr. Pops’ cash performance pay, the Committee also discussed data from PMP regarding cash performance pay for chief executive officers of our peer group companies.

Also, in April and May 2011, Mr. Pops presented to the Committee a performance evaluation of each of the other named executive officers and his recommendations for cash performance pay amounts based on such evaluation. Based upon the achievement of our corporate objectives, the challenges faced by each individual named executive officer in achieving those objectives and the individual performance recommendations of Mr. Pops, as well as the target cash performance pay and cash performance pay ranges set by the Committee, the Committee determined and awarded cash performance pay for fiscal year 2011 in an amount equal to, for Messrs. Landine and Pugh approximately 72%, Mr. Frates approximately 65% and Dr. Ehrich approximately 73%, of their respective current base salaries. All such amounts are set forth in the Summary Compensation Table below.

Equity Incentives — Stock Options and Restricted Stock Awards.  In May 2011, after the close of fiscal year 2011, the Committee awarded equity grants for fiscal year 2011 performance. In determining the grant of equity to Mr. Pops, the Committee took into consideration comparable peer group data provided by PMP, the dollar value of equity awards, as determined using the Black-Scholes option pricing model, historic awards, the overall equity position of Mr. Pops, the performance of our company against corporate objectives, and the performance of Mr. Pops against the corporate objectives. The Committee also considered the potential beneficial impact on shareholder return offered by the long-term incentive nature of time-vesting equity grants. Based upon these factors, the Committee awarded Mr. Pops a stock option grant of 400,000 shares and a restricted stock unit award of 32,500 shares. These stock options and restricted stock unit awards vest in four equal annual installments commencing on the one-year anniversary of the grant date, subject to early vesting in certain instances described below in “Potential Payments upon Termination or Change in Control.”

The following table sets forth equity incentive awards earned by Mr. Pops based on his performance and the performance of our company during fiscal years 2010 and 2011.

	2010 Fiscal Year Performance	2011 Fiscal Year Performance
	(April 1, 2009 — March 31, 2010)†	(April 1, 2010 — March 31, 2011)
Richard F. Pops	Stock option grant for 325,000 shares Grant of 325,000 shares on May 17, 2010	Stock option grant for 400,000 shares Grant of 400,000 shares on May 20, 2011
	Restricted stock unit award for 32,500 shares Grant of 32,500 shares on May 17, 2010	Restricted stock unit award for 32,500 shares Grant of 32,500 shares on May 20, 2011
Restricted stock unit award for 25,000 shares Grant of 25,000 shares on May 26, 2009*

*	Subject to performance vesting criteria

†	Does not include Retention Awards granted during fiscal year 2010 (described below) provided by the Committee to Mr. Pops in recognition of his new role as our Chairman, President and Chief Executive Officer.

In November 2009, the Committee provided Mr. Pops with an equity grant in recognition of his new role as Chairman, President and Chief Executive Officer of the Company. In determining the grant of equity to Mr. Pops, the Committee took into consideration the overall equity position of Mr. Pops and the retention value of such equity. The Committee awarded Mr. Pops a stock option grant of 500,000 shares, or the Retention Option Award, vesting in four equal annual installments commencing on the one-year anniversary of the grant date, subject to early vesting in certain instances described below in “Potential Payments upon Termination or Change in Control.” To maximize its retentive value, the stock option grant did not receive the benefit of certain retirement provisions for which Mr. Pops would otherwise qualify and which would provide accelerated vesting and greater time to exercise the options as described above under “Compensation Program Elements — Equity Incentives — Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards.” The Committee also provided Mr. Pops with a restricted stock unit award of 250,000 shares, or the Retention RSU Award, which, together with the Retention Option Award, we refer to as the Retention Awards, vesting 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to early vesting in certain instances described below in “Potential Payments upon Termination or Change in Control.” This vesting schedule, which differs from our standard restricted stock unit vesting schedule, was specifically chosen by the Committee as a retention mechanism and to align Mr. Pops’ interests with the long term interests of our shareholders.

In May 2011, after the close of fiscal year 2011, the Committee also awarded equity grants for all other executive officers for performance during such fiscal year. The Committee considered the comparable peer group data provided by PMP, the dollar value of equity awards as determined using the Black-Scholes option pricing model, historic awards, the performance of our company against corporate objectives, the overall equity position of each of the executives and the recommendations of Mr. Pops based on his assessment of each individual’s performance against corporate objectives. Based upon these factors, the Committee awarded the following equity grants to each of Messrs. Frates, Landine and Pugh and Dr. Ehrich: a stock option grant of 100,000 shares and a restricted stock unit award of 15,000 shares. Each of these stock option grants and restricted stock unit awards vests in four equal annual installments commencing on the one-year anniversary of the grant date, subject to early vesting in certain instances such as death or permanent disability and other instances as described below in “Potential Payments upon Termination or Change in Control.”

Stock Ownership Guidelines

Our Board members and executive officers (consisting of those who are required to file reports under Section 16(a) of the Exchange Act) are subject to stock ownership guidelines. The guidelines are designed to align the interests of our Board members and executive officers with those of our shareholders by ensuring that our Board members and executive officers have a meaningful financial stake in our long-term success. The guidelines establish minimum ownership levels by position (set forth below), with such values determined based on the value of common stock owned by such persons as of certain annual measurement dates specified in guidelines. Our stock ownership guidelines were approved by the Committee and Alkermes, Inc. Board in March 2009, with an effective date of April 1, 2010. The ownership levels specified in the guidelines became effective for our Chief Executive Officer as of April 1, 2010 and will become effective for all other current members of our Board and executive officers as of April 1, 2015.

Position	Value of Shares Owned

Chief Executive Officer	3.0 times base salary as of April 1, 2010 5.0 times base salary as of April 1, 2015
Board Members	US$ 100,000
Other Section 16 reporting persons	1.0 times base salary

All shares directly or beneficially owned by the director or executive officer, including the value of vested stock options (where the market price of our common stock as of the measurement date exceeds the strike price of such option), are included for purposes of determining the value of shares owned under our stock ownership guidelines.

For any Board members and executive officers joining our company after April 1, 2010, the stock ownership guidelines will become effective beginning on that April 1 that is five full years after their appointment as a Board member or executive officer. The Nominating and Corporate Governance Committee determined that Mr. Pops had met the stock ownership thresholds set forth in the guidelines as of April 1, 2011.

Perquisites

We did not provide executive officers with any perquisites in fiscal year 2011.

Retirement benefits

The terms of our 401(k) Savings Plan (“401k Plan”), provide for executive officer and broad-based employee participation. Under the 401k Plan, all of our employees are eligible to receive matching contributions from us. Our matching contribution for the 401k Plan for fiscal year 2011 was as follows: dollar for dollar on the first 1% of each participant’s eligible compensation and US$0.50 on the dollar on the next 5% of each participant’s eligible compensation, for a total match of 3.5% of such participant’s eligible compensation, subject to applicable Federal limits.

Other benefits

Executive officers are eligible to participate in our employee benefit plans on the same terms as all other employees. These plans include medical, dental and life insurance. We may also provide relocation expense reimbursement and related tax gross-up benefits which are negotiated on an individual basis with executive officers. In addition, executive officers are eligible to receive severance benefits in connection with a termination or a change in control as set forth in each of their employment contracts and described more fully below.

Post Termination Compensation and Benefits

We have a program in place under which our executive officers receive severance benefits if they are terminated without cause or if they terminate their employment for “good reason” (e.g., a material diminution in his or her responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he or she must perform his or her employment), and thereafter sign a general release of claims. Additionally, named executive officers receive severance benefits if, for a period of time following a corporate transaction or a change in control, they are terminated without cause or they terminate for “good reason”. The terms of these arrangements and the amounts payable under them are described in more detail below under “Potential Payments Upon Termination or Change in Control.” We provide these arrangements because we believe that some severance arrangements are necessary in a competitive market for talent to attract and retain high quality executives. In addition, the change in control benefit allows the executives to maintain their focus on our business during a period when they otherwise might be distracted.

Tax Deductibility of Compensation

In general, under Section 162(m) of the Code, we cannot deduct, for federal income tax purposes, compensation in excess of US$1,000,000 paid to our named executive officers. This deduction limitation does not apply, however, to certain “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

Management regularly reviews the provisions of our plans and programs, monitors legal developments and works with the Committee to preserve Section 162(m) tax deductibility of compensation payments. Changes to preserve tax-deductibility are adopted to the extent reasonably practicable, consistent with our compensation policies and as determined to be in our best interests and the best interests of our shareholders.

Summary Compensation Table for the 2011, 2010 and 2009 Fiscal Years

The following table presents and summarizes the compensation paid to, or earned by, our named executive officers for the fiscal years ended March 31, 2011, 2010 and 2009. As described above, in light of the recent organization of the Company as part of the Business Combination transaction between Alkermes, Inc. and the EDT business of Elan, the individuals named below were selected based on historical data from Alkermes, Inc.

							Change in
							Pension
							Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	Total (US$)
(a)	(b)	(c)	(d)(2)	(e)(3)	(f)(4)	(g)(5)	(h)	(i)(6)	(j)

Richard F. Pops	FY 11	694,488	—	381,550	1,920,547	900,000	—	8,575	3,905,160
Chairman, President and Chief	FY 10	669,012	—	2,516,250	3,483,330	500,000	—	8,575	7,177,167
Executive Officer(1)	FY 09	639,567	—	328,310	1,037,145	395,325	—	8,050	2,408,397
James M. Frates	FY 11	414,787	—	204,276	712,080	275,000	—	8,713	1,614,856
Senior Vice President, Chief Financial	FY 10	401,943	—	302,925	534,021	204,639	—	8,575	1,452,103
Officer and Treasurer	FY 09	385,714	—	127,285	305,043	198,679	—	8,050	1,024,771
Elliot W. Ehrich	FY 11	402,817	7,326	196,058	684,306	300,000	—	8,575	1,599,082
Senior Vice President, Research and	FY 10	390,328	—	256,875	485,907	198,726	—	8,575	1,340,411
Development and Chief Medical Officer	FY 09	374,568	—	73,740	274,538	221,879	—	8,050	952,775
Michael J. Landine	FY 11	372,677	—	152,620	549,572	275,000	—	8,575	1,358,444
Senior Vice President, Corporate	FY 10	361,135	—	256,875	485,907	183,863	—	8,575	1,296,355
Development	FY 09	346,553	—	127,285	244,034	196,358	—	8,050	922,280
Gordon G. Pugh	FY 11	406,646	—	153,794	538,935	300,000	—	8,575	1,407,950
Senior Vice President, Chief Operating	FY 10	394,045	—	210,825	437,793	200,619	—	8,575	1,251,857
Officer and Chief Risk Officer	FY 09	378,135	—	121,140	274,538	194,775	—	8,050	976,638

Notes to Summary Compensation

(1)	During fiscal year ended March 31,2010, Mr. Pops was appointed our Chairman, President and Chief Executive Officer. Prior to this date, Mr. Pops was the Chairman of the Board.

(2)	Column (d) for Dr. Ehrich includes a cash bonus of US$7,326, earned in October 2010, in connection with the preparation for and participation in the Psychopharmacologic Drugs Advisory Committee for VIVITROL for the treatment of opioid dependence. This amount was paid to Dr. Ehrich during the year ended March 31, 2011.

(3)	The amounts in column (e) reflect the aggregate grant date fair value of stock awards granted during the fiscal years ended March 31, 2011, 2010 and 2009, respectively, in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The weighted average grant date fair value of stock awards granted during the fiscal years ended March 31, 2011, 2010 and 2009, respectively, are included in footnote 12 “Share-Based Compensation” to our consolidated financial statements for the fiscal year ended March 31, 2011 included in Alkermes, Inc.’s Annual Report on Form 10-K filed with the SEC on May 20, 2011. The reported fair value for performance-based restricted stock unit awards granted to Mr. Pops for the fiscal year ended March 31, 2010 is the same at both the probable and maximum levels of outcome.

(4)	The amounts in column (f) reflect the aggregate grant date fair value of option awards granted during the fiscal years ended March 31, 2011, 2010 and 2009, respectively, in accordance with GAAP. Assumptions used in the calculation of the fair value of option awards granted by us in the fiscal years ended March 31, 2011, 2010 and 2009, respectively, are included in footnote 2 “Summary of Significant Accounting Policies” to our consolidated financial statements for the fiscal year ended March 31, 2011 included in Alkermes, Inc.’s Annual Report on Form 10-K filed with the SEC on May 20, 2011.

(5)	The amounts in column (g) reflect the cash awards paid to the named executive officers for services performed in the fiscal years ended March 31, 2011, 2010 and 2009, pursuant to the 2011 Performance Plan, the Alkermes,Inc. Fiscal 2010 Reporting Officers Performance Pay Plan, and the Alkermes, Inc. Fiscal 2009 Reporting Officer Performance Pay Plan, respectively.

(6)	With the exception of Mr. Frates, the amounts in column (i) reflect our match on contributions made by the named executive officers to our 401k plan. Column (i) for Mr. Frates also includes US$138 earned under our wellness incentive plan for the year ended March 31, 2011.

Grants of Plan-Based Awards — for Fiscal Year Ended March 31, 2011

The following table presents information on all grants of plan-based awards made in fiscal year 2011 to our named executive officers:

								All
								Other
								Stock
								Awards:	All Other		Grant
								Number	Option		Date
								of	Awards:		Fair
					Estimated Future			Shares	Number	Exercise	Value of
		Estimated Future Payouts			Payouts Under			of	of	or Base	Stock
		Under Non-Equity			Equity Incentive Plan			Stock	Securities	Price of	and
		Incentive Plan Awards			Awards			or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
	Date	(US$)	(US$)	(US$)	(#)	(#)	(#)	(#)	(#)	(US$/Sh)	(US$)
(a)	(b)*	(c)(1)	(d)(1)	(e)(1)	(f)	(g)	(h)	(i)(3)	(j)(4)	(k)	(l)(5)

Richard F. Pops	5/17/2010	—	—	—	—	—	—	32,500	—	—	381,550
	5/17/2010	—	—	—	—	—	—	—	325,000	11.74	1,920,547
	N/A	0	531,975	1,063,950	—	—	—	—	—	—	—
	N/A	—	—	—	0 (2)	—	600,000 (2)	—	—	—	—
James M. Frates	5/17/2010	—	—	—	—	—	—	17,400	—	—	204,276
	5/17/2010	—	—	—	—	—	—	—	120,500	11.74	712,080
	N/A	0	211,800	423,600	—	—	—	—	—	—	—
Elliot W. Ehrich	5/17/2010	—	—	—	—	—	—	16,700	—	—	196,058
	5/17/2010	—	—	—	—	—	—	—	115,800	11.74	684,306
	N/A	0	205,700	411,400	—	—	—	—	—	—	—
Michael J. Landine	5/17/2010	—	—	—	—	—	—	13,000	—	—	152,620
	5/17/2010	—	—	—	—	—	—	—	93,000	11.74	549,572
	N/A	0	190,300	380,600	—	—	—	—	—	—	—
Gordon G. Pugh	5/17/2010	—	—	—	—	—	—	13,100	—	—	153,794
	5/17/2010	—	—	—	—	—	—	—	91,200	11.74	538,935
	N/A	0	207,650	415,300	—	—	—	—	—	—	—

Notes to Grants of Plan-Based Awards

*	In fiscal year 2011, we awarded stock options and restricted stock awards for fiscal year 2010 performance (in May after the close of the fiscal year). As such, all of the stock options and a portion of the restricted stock awards reflected in this Grants of Plan-Based Awards table granted on May 17, 2010 were for performance by grantees in the fiscal year ended March 31, 2010. This Grants of Plan-Based Awards table does not include those stock options and restricted stock awards which were granted on May 20, 2011 for performance by grantees in the fiscal year ended March 31, 2011. Such equity grants were as follows: Mr. Pops, 400,000 stock options and 32,500 restricted stock awards; and each of Messrs. Frates, Landine, Pugh, and Dr. Ehrich, 100,000 stock options and 15,000 restricted stock awards. The May 20, 2011 stock option grants were each made at an exercise price of US$18.105.

(1)	Represents the target cash performance pay range under the 2011 Performance Plan for performance pay awards that may be earned by named executive officers during the performance period April 1, 2010 to March 31, 2011. The target cash performance pay range for Mr. Pops is 0% to 150% of base salary, with a target cash performance pay of 75% of base salary in effect at the time of award. The target cash performance pay range for each of Messrs. Frates, Landine and Pugh and Dr. Ehrich is 0% to 100% of base salary with a target cash performance pay of 50% of base salary in effect at the time of award. See “Compensation Discussion and Analysis — Compensation Program Elements — Cash Incentive Bonus” for a detailed discussion of the 2011 Performance Plan and the Summary Compensation Table above for the actual cash performance pay amounts earned in fiscal year 2011.

(2)	Represents the target range of the equity award that may be earned by Mr. Pops for performance during the performance period April 1, 2010 to March 31, 2011. The target range for equity compensation awarded for performance during the fiscal year is 0 to 600,000 share units (with a stock option counting as a single share unit and a stock award counting as two share units). See “Executive Compensation — Executive Compensation and Related Information — Compensation Discussion and Analysis — Equity Incentives — Stock Options and Restricted Stock Awards” for a detailed discussion of the equity awards earned by Mr. Pops for performance during fiscal year 2011.

(3)	Restricted stock awards granted on May 17, 2010 to each of Messrs. Pops, Frates, Landine and Pugh and Dr. Ehrich vest in four equal annual installments commencing on the first anniversary of the grant date. All stock awards were granted under the 2008 Plan and no dividend equivalents are paid on unvested restricted stock awards.

(4)	Represents stock options granted under the 2008 Plan which vest in four equal annual installments commencing on the first anniversary of the grant date. Certain of the stock options qualify as incentive stock options under Section 422 of the Code.

(5)	Represents the estimated grant date fair value of stock options and restricted stock awards granted to the named executive officers during the fiscal year ended March 31, 2011, calculated using valuation techniques compliant with GAAP. Assumptions used in the calculation of the fair value of option awards granted by us during the fiscal year ended March 31, 2011, are included in footnote 2 “Summary of Significant Accounting Policies” to our consolidated financial statements for the fiscal year ended March 31, 2011 included in Alkermes, Inc.’s Annual Report on Form 10-K filed with the SEC on May 20, 2011. There can be no assurance that the stock options will be exercised (in which case no value will be realized by the optionee) or the value realized upon exercise will equal the grant date fair value.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table presents the equity awards we have made to each of the named executive officers that were outstanding as of March 31, 2011:

Option Awards	Stock Awards
Equity
Equity	Incentive
Incentive	Plan
Plan	Awards:
Equity	Awards:	Market or
Incentive	Number of	Payout
Plan	Unearned	Value
Awards:	Market	Shares,	of Unearned
Number of	Number of	Number of	Value	Units or	Shares,
Securities	Number of	Securities	Shares or	of Shares or	Other	Units
Underlying	Securities	Underlying	Units of	Units of	Rights	or Other
Unexercised	Underlying	Unexercised	Option	Stock	Stock That	That	Rights That
Options	Unexercised	Unearned	Exercise	Option	That Have	Have Not	Have Not	Have Not
(#)	Options (#)	Options	Price	Expiration	Not Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	(US$)	Date	(#)	(US$)	(#)	(US$)
(a)	(b)(1)	(c)	(d)	(e)	(f)(2)	(g)	(h)(11)	(i)	(j)(11)

Richard F. Pops	—	—	—	—	—	6,250	(3)	80,938	—	—
—	—	—	—	—	1,500	(4)	19,425	—	—
—	—	—	—	—	9,500	(5)	123,025	—	—
—	—	—	—	—	250,000	(7)	3,237,500	—	—
—	—	—	—	—	32,500	(8)	420,875	—	—
—	—	—	—	—	—	—	10,000	(9)	129,500
—	—	—	—	—	—	—	25,000	(10)	323,750
250,000	—	—	19.40	10/2/2011	—	—	—	—
125,000	—	—	4.77	7/18/2012	—	—	—	—
350,000	—	—	7.36	12/12/2012	—	—	—	—
166,250	—	—	9.97	4/25/2013	—	—	—	—
149,625	—	—	14.57	10/17/2013	—	—	—	—
184,125	—	—	12.16	12/10/2013	—	—	—	—
150,000	—	—	12.30	7/12/2014	—	—	—	—
350,000	—	—	14.90	12/17/2014	—	—	—	—
187,500	—	—	18.60	12/9/2015	—	—	—	—
93,750	—	—	20.79	5/2/2016	—	—	—	—
120,000	—	—	14.38	12/12/2016	—	—	—	—
75,000	25,000	—	15.95	6/1/2017	—	—	—	—
37,500	12,500	—	14.13	11/5/2017	—	—	—	—
85,000	85,000	—	12.29	5/27/2018	—	—	—	—
55,000	165,000	—	8.55	5/26/2019	—	—	—	—
125,000	375,000	—	9.21	11/18/2019	—	—	—	—
—	325,000	—	11.74	5/17/2020	—	—	—	—
James M. Frates	—	—	—	—	—	1,875	(3)	24,281	—	—
—	—	—	—	—	500	(4)	6,475	—	—
—	—	—	—	—	3,250	(5)	42,088	—	—
—	—	—	—	—	6,375	(6)	82,556	—	—
—	—	—	—	—	18,750	(7)	242,813	—	—
—	—	—	—	—	17,400	(8)	225,330	—	—
—	—	—	—	—	—	—	5,000	(9)	64,750
60,000	—	—	19.40	10/2/2011	—	—	—	—
30,000	—	—	4.77	7/18/2012	—	—	—	—
70,000	—	—	7.36	12/12/2012	—	—	—	—
35,000	—	—	9.97	4/25/2013	—	—	—	—
31,500	—	—	14.57	10/17/2013	—	—	—	—
83,500	—	—	12.16	12/10/2013	—	—	—	—
45,000	—	—	12.30	7/12/2014	—	—	—	—
105,000	—	—	14.90	12/17/2014	—	—	—	—
56,250	—	—	18.60	12/9/2015	—	—	—	—
28,125	—	—	20.79	5/2/2016	—	—	—	—
40,000	—	—	14.38	12/12/2016	—	—	—	—
22,500	7,500	—	15.95	6/1/2017	—	—	—	—
11,250	3,750	—	14.13	11/5/2017	—	—	—	—
25,000	25,000	(12)	—	12.29	5/27/2018	—	—	—	—
16,250	48,750	(12)	—	8.55	5/26/2019	—	—	—	—
12,500	37,500	—	9.21	11/18/2019	—	—	—	—
—	120,500	—	11.74	5/17/2020	—	—	—	—

	Option Awards						Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan
										Plan	Awards:
				Equity						Awards:	Market or
				Incentive						Number of	Payout
				Plan						Unearned	Value
				Awards:					Market	Shares,	of Unearned
	Number of			Number of			Number of		Value	Units or	Shares,
	Securities	Number of		Securities			Shares or		of Shares or	Other	Units
	Underlying	Securities		Underlying			Units of		Units of	Rights	or Other
	Unexercised	Underlying		Unexercised	Option		Stock		Stock That	That	Rights That
	Options	Unexercised		Unearned	Exercise	Option	That Have		Have Not	Have Not	Have Not
	(#)	Options (#)		Options	Price	Expiration	Not Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	(US$)	Date	(#)		(US$)	(#)	(US$)
(a)	(b)(1)	(c)		(d)	(e)	(f)(2)	(g)		(h)(11)	(i)	(j)(11)

Elliot W. Ehrich	—	—		—	—	—	1,500	(3)	19,425	—	—
	—	—		—	—	—	500	(4)	6,475	—	—
	—	—		—	—	—	3,000	(5)	38,850	—	—
	—	—		—	—	—	6,375	(6)	82,556	—	—
	—	—		—	—	—	15,000	(7)	194,250	—	—
	—	—		—	—	—	16,700	(8)	216,265	—	—
	75,000	—		—	19.40	10/2/2011	—		—	—	—
	27,000	—		—	14.57	10/17/2013	—		—	—	—
	44,500	—		—	12.16	12/10/2013	—		—	—	—
	30,000	—		—	12.30	7/12/2014	—		—	—	—
	71,500	—		—	14.90	12/17/2014	—		—	—	—
	38,000	—		—	18.60	12/9/2015	—		—	—	—
	18,750	—		—	20.79	5/2/2016	—		—	—	—
	20,500	—		—	14.38	12/12/2016	—		—	—	—
	22,500	7,500		—	15.95	6/1/2017	—		—	—	—
	11,250	3,750		—	14.13	11/5/2017	—		—	—	—
	22,500	22,500		—	12.29	5/27/2018	—		—	—	—
	16,250	48,750		—	8.55	5/26/2019	—		—	—	—
	10,000	30,000		—	9.21	11/18/2019	—		—	—	—
	—	115,800		—	11.74	5/17/2020	—		—	—	—
Michael J. Landine	—	—		—	—	—	1,500	(3)	19,425	—	—
	—	—		—	—	—	500	(4)	6,475	—	—
	—	—		—	—	—	3,250	(5)	42,088	—	—
	—	—		—	—	—	6,375	(6)	82,556	—	—
	—	—		—	—	—	15,000	(7)	194,250	—	—
	—	—		—	—	—	13,000	(8)	168,350	—	—
	—	—		—	—	—	—		—	5,000 (9)	64,750
	50,000	—		—	19.40	10/2/2011	—		—	—	—
	25,000	—		—	4.77	7/18/2012	—		—	—	—
	75,000	—		—	7.36	12/12/2012	—		—	—	—
	35,000	—		—	9.97	4/25/2013	—		—	—	—
	31,500	—		—	14.57	10/17/2013	—		—	—	—
	23,500	—		—	12.16	12/10/2013	—		—	—	—
	27,000	—		—	12.30	7/12/2014	—		—	—	—
	63,000	—		—	14.90	12/17/2014	—		—	—	—
	33,750	—		—	18.60	12/9/2015	—		—	—	—
	16,875	—		—	20.79	5/2/2016	—		—	—	—
	30,000	—		—	14.38	12/12/2016	—		—	—	—
	15,000	5,000		—	15.95	6/1/2017	—		—	—	—
	11,250	3,750		—	14.13	11/5/2017	—		—	—	—
	20,000	20,000	(12)	—	12.29	5/27/2018	—		—	—	—
	16,250	48,750	(12)	—	8.55	5/26/2019	—		—	—	—
	10,000	30,000		—	9.21	11/18/2019	—		—	—	—
	—	93,000		—	11.74	5/17/2020	—		—	—	—
Gordon G. Pugh	—	—		—	—	—	1,500	(3)	19,425	—	—
	—	—		—	—	—	500	(4)	6,475	—	—
	—	—		—	—	—	3,000	(5)	38,850	—	—
	—	—		—	—	—	6,375	(6)	82,556	—	—
	—	—		—	—	—	11,250	(7)	145,688	—	—
	—	—		—	—	—	13,100	(8)	169,645	—	—
	—	—		—	—	—	—		—	5,000 (9)	64,750
	160,000	—		—	25.96	1/7/2012	—		—	—	—
	4,000	—		—	4.77	7/18/2012	—		—	—	—
	24,000	—		—	7.36	12/12/2012	—		—	—	—
	15,400	—		—	9.97	4/25/2013	—		—	—	—

Notes to Outstanding Equity Awards at 2011 Fiscal Year-end

(1)	Grant date of all stock options is ten years prior to the option expiration date (Column (f)). All stock options vest ratably in 25% increments on the first four anniversaries of the grant date.

(2)	Stock options expire ten years from the grant date.

(3)	Restricted stock awards granted on June 1, 2007 under the 2002 Restricted Stock Award Plan. The unvested restricted stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on unvested restricted stock awards. In the event the individual’s employment or any other relationship with us is terminated for any reason, unvested restricted stock awards are forfeited on the date of termination.

(4)	Restricted stock awards granted on November 5, 2007 under the 2002 Restricted Stock Award Plan. The unvested restricted stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on unvested restricted stock awards. In the event the individual’s employment or any other relationship with us is terminated for any reason, unvested restricted stock awards are forfeited on the date of termination.

(5)	Restricted stock awards granted on May 27, 2008 under the 2002 Restricted Stock Award Plan. The unvested restricted stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on unvested restricted stock awards. In the event the individual’s employment or any other relationship with us is terminated for any reason, unvested restricted stock awards are forfeited on the date of termination.

(6)	Restricted stock awards granted on May 26, 2009 under the 2008 Plan. The unvested restricted stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on unvested restricted stock awards. In the event the individual’s employment or any other relationship with us is terminated for any reason, unvested restricted stock awards are forfeited on the date of termination.

(7)	Restricted stock awards granted on November 18, 2009 under the 2008 Plan. With the exception of Mr. Pops, the unvested restricted stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. The unvested restricted stock awards granted to Mr. Pops vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date. No dividend equivalents are paid on unvested restricted stock awards. In the event the individual’s employment or any other relationship with us is terminated for any reason, unvested restricted stock awards are forfeited on the date of termination.

(8)	Restricted stock awards granted on May 17, 2010 under the 2008 Plan. The unvested restricted stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on unvested restricted stock awards. In the event the individual’s employment or any other relationship with us is terminated for any reason, unvested restricted stock awards are forfeited on the date of termination.

(9)	Restricted stock awards granted on May 27, 2008 under the 2002 Restricted Stock Award Plan. Mr. Pops received 10,000 restricted stock awards and Messrs. Frates, Landine and Pugh each received 5,000 restricted stock awards that would vest in full upon the later of the Nasdaq-reported trading price of our common stock having a five-day trailing average closing price of US$19.00 or more per share provided that, if such an event occurs during the first year after grant, the restricted stock award will vest in full upon the one year anniversary of the grant date; such restricted stock awards would expire if not vested five years after grant. As of March 31, 2011, the restricted stock awards had not vested. In the event the individual’s employment or any other relationship with us is terminated for any reason, unvested restricted stock awards are forfeited on the date of termination.

(10)	Stock award granted on May 26, 2009 under the 2008 Plan. Mr. Pops received 25,000 restricted stock awards that would vest upon the receipt of regulatory approval from the FDA for BYDUREON provided that, if such an event occurs during the first year after grant, the restricted stock award would vest in full upon the one year anniversary of the grant date. These restricted stock awards will expire if not vested five years after grant. As of March 31, 2011, these restricted stock awards have not vested. In the event the individual’s employment or any other relationship with us is terminated for any reason, unvested restricted stock awards are forfeited on the date of termination.

(11)	Market value is based on the closing price of our common stock on March 31, 2011 (the last day of trading for the fiscal year ended March 31, 2011) as reported by Nasdaq, which was US$12.95.

(12)	Subject to vesting upon retirement in accordance with the following retirement provision: If any employee, including a named executive officer, retires after having met certain of our retirement eligibility criteria, then those stock options granted under our 2008 Plan before May 17, 2010 and under the 1998 Equity Incentive Plan and amended and restated 1999 Stock Option Plan (i) before May 17, 2010 but after December 9, 2004 or (ii) before December 9, 2004 with an exercise price less than US$13.69, shall vest and become exercisable in full for a period of five years after retirement, not to exceed the full term of the grant.

Option Exercises and Stock Vested — for Fiscal Year Ended March 31, 2011

The following table presents information regarding option exercising and vesting of restricted stock awards for each named executive officer during the year ended March 31, 2011:

			Number of	Value
	Number of Shares	Value	Shares	Realized on
	Acquired on	Realized on	Acquired	Vesting
Name	Exercise (#)	Exercise (US$)	on Vesting (#)	(US$)
(a)	(b)	(c)	(d)	(e)

Richard F. Pops	—	—	12,500	144,305
James M. Frates	—	—	12,375	138,120
Elliot W. Ehrich	45,245	236,882	10,625	118,788
Michael J. Landine	—	—	10,750	120,223
Gordon G. Pugh	—	—	9,375	105,188

Pension Benefits — for Fiscal Year Ended March 31, 2011

We have no defined benefits plans or other supplemental retirement plans for the named executive officers.

Nonqualified Deferred Compensation — for Fiscal Year Ended March 31, 2011

We have no nonqualified defined contribution plans or other nonqualified deferred compensation plans for the named executive officers.

Potential Payments upon Termination or Change in Control

If, during the term of the executive officer’s employment agreement with us, we terminate such executive officer’s employment without cause or such executive officer terminates his employment for “good reason” (e.g., a material diminution in his responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he or she must perform his employment) and such executive officer thereafter signs a general release of claims, we will provide severance, as follows: to Mr. Pops, over a twenty-four month period, we will pay an amount equal to two times the sum of (i) his current base salary, plus (ii) the average of his annual bonus during the prior two years, and will provide for continued participation in our health benefit plans during such twenty-four month period; and to Messrs. Frates, Landine and Pugh and Dr. Ehrich, over a twelve month period, we will pay an amount equal to the sum of (i) his current base salary plus (ii) the average of his annual bonus during the prior two years, and will provide for continued participation in our health benefit plans during such twelve month period.

Under the employment agreements with our executive officers, in the event of a change in control, each executive officer would be entitled to continue his employment with us for a period of two years following the change in control. If, during this two-year period, we terminate such executive officer without cause or if such executive officer terminates his employment for “good reason,” we shall pay such executive officer a pro rata bonus (based upon the average of the annual bonus for the prior two years) for the year in which the termination occurs. Additionally, he or she will receive a lump sum payment equal to, for Mr. Pops, two times, and for Messrs. Frates, Landine and Pugh and Dr. Ehrich, one and one-half times, the sum of his then base salary (or the base salary in effect at the time of the change in control, if higher) plus an amount equal to the average of his annual bonus during the prior two years. Each executive officer will also be entitled to continued participation in the Alkermes health benefit plans, for Mr. Pops, for a period of two years following the date of termination, and for Messrs. Frates, Landine and Pugh and Dr. Ehrich, for a period of eighteen months following the date of termination. These change in control payments are expressly in lieu of, and supersede, those severance payments and benefits otherwise payable if we terminate such executive officer without cause or if such executive officer terminates his employment for good reason, provided that such termination occurs within two years after the occurrence of the first event constituting a change in control and that such first event occurs during the period of employment of the executive officer. Each executive officer is also entitled to a “gross-up payment” equal to the excise tax imposed upon the severance payments made in the event of a change in control, if any payment or benefit to the executive, whether pursuant to the employment agreement or otherwise, is considered an “excess parachute payment” and subject to an excise tax under the Code.

Upon a change in control of our company, all outstanding stock options issued under our amended and restated 1999 Stock Option Plan and all outstanding stock options and restricted stock unit awards with time-based vesting issued under the 2008 Plan become exercisable. Restricted stock awards issued under our 2002 Restricted Stock Award Plan, all awards with conditions and restrictions relating to the attainment of performance goals issued under the 2008 Plan, and all other outstanding stock options may become vested and nonforfeitable in connection with a change in control in the Committee’s discretion.

Except as set forth below, if any employee, including a named executive officer, retires after having met certain of our retirement eligibility criteria, then those stock options granted under our 2008 Plan before May 17, 2010, and under our 1998 Equity Incentive Plan and amended and restated 1999 Stock Option Plan (i) before May 17, 2010 but after December 9, 2004 or (ii) before December 9, 2004 with an exercise price less than US$13.69, shall vest and become exercisable in full for a prescribed period of time after retirement, not to exceed the full term of the grant. As of March 31, 2011, Messrs. Pops, Frates and Landine were the only named executive officers who met the retirement eligibility criteria reflected in these stock option grants; however, as previously discussed, Mr. Pops is not entitled to the benefit of this retirement provision for stock options granted to him for performance during fiscal years 2008, 2009, 2010 and 2011. If the retirement criteria have not been met, vested exercisable stock options remain exercisable for up to three months from the recipient’s date of termination from service and unvested stock options are forfeited. In addition, in the event an employee (including a named executive officer) is terminated by reason of death or permanent disability, his stock options shall vest and become exercisable in full for a period of one to three years following termination depending on the date of the stock option grant, not to exceed the full term of the grant.

The named executive officers are entitled to certain benefits upon death or disability available to all our employees, as described below. Under our flexible benefits program, all of our eligible employees, including the named executive officers, have the ability to purchase long-term disability coverage that will pay up to 60% of base monthly salary, up to US$20,000 per month during disability. In addition, under our flexible benefits program, we provide life insurance coverage for all of our eligible employees, including the named executive officers, equal to two times base salary, with a maximum of US$500,000 in coverage paid by us. In the event of termination due to death or disability, stock options granted prior to November 2000 become exercisable for a one-year period, not to exceed the full term of the grant, and stock options granted after November 2000 become fully vested and exercisable for a three-year period, not to exceed the full term of the grant.

Potential Post-Termination Payments

The following table summarizes the potential payments to each named executive officer under various termination events. The table assumes that the event occurred on March 31, 2011, and the calculations use the closing price of our common stock on March 31, 2011 (the last trading day of fiscal year 2011) as reported by Nasdaq, which was US$12.95 per share.

		Involuntary	Involuntary
		Termination	Termination
		Without	Without Cause
		Cause or	or Voluntary
		Voluntary	Termination
		Termination for	for
		Good Reason Not	Good Reason
	Voluntary	Following a	Following a
	Termination or	Change in	Change In
	Retirement(1)	Control(2)	Control(3)(4)
Name and Payment Elements	(US$)	(US$)	(US$)

Richard F. Pops
Cash Compensation:
Severance	—	2,313,925	2,761,588
Equity Awards:
Stock Options and awards	—	—	5,815,350
Benefits:
Health and Dental Insurance	—	35,587	35,587
Total	—	2,349,512	8,612,525
James M. Frates
Cash Compensation:
Severance	—	625,259	1,139,548
Equity Awards:
Stock Options and awards	231,000	—	1,067,754
Benefits:
Health and Dental Insurance	—	17,039	25,559
Total	231,000	642,298	2,232,861
Elliot W. Ehrich
Cash Compensation:
Severance	—	621,703	1,142,856
Equity Awards:
Stock Options and awards	—	—	758,474
Benefits:
Health and Dental Insurance	—	17,793	26,690
Total	—	639,496	1,928,020
Michael J. Landine
Cash Compensation:
Severance	—	570,711	1,046,176
Equity Awards:
Stock Options and awards	227,700	—	729,236
Benefits:
Health and Dental Insurance	—	12,108	18,161
Total	227,700	582,819	1,793,573
Gordon G. Pugh
Cash Compensation:
Severance	—	612,997	1,117,193
Equity Awards:
Stock Options and awards	—	—	652,096
Benefits:
Health and Dental Insurance	—	17,793	26,690
Total	—	630,790	1,795,979

Notes to Post-Termination Payments

(1)	If any employee, including a named executive officer, retires after having met certain of our retirement eligibility criteria, then those stock options granted under our 2008 Plan before May 17, 2010 and under the 1998 Equity Incentive Plan and amended and restated 1999 Stock Option Plan (i) before May 17, 2010 but after December 9, 2004 or (ii) before December 9, 2004 with an exercise price less than US$13.69, shall vest and become exercisable in full for a period of five years after retirement, not to exceed the full term of the grant. As of March 31, 2011, Messrs. Pops, Frates and Landine were the only named executive officers who met such retirement eligibility criteria; however, stock options awarded to Mr. Pops for performance in fiscal years 2008 through 2011 and as a result of his assuming the role of our Chairman, President and Chief Executive Officer in fiscal year 2010 are not eligible for this retirement benefit.

(2)	If, during the term of the executive officer’s employment agreement with us, we terminate such executive officer’s employment without cause or such executive officer terminates his employment for “good reason” (e.g., a material diminution in his responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he or she must perform his employment) and such executive officer thereafter signs a general release of claims, we will provide severance, as follows: to Mr. Pops, over a twenty-four month period, we will pay an amount equal to two times the sum of (i) his current base salary, plus (ii) the average of his annual bonus during the prior two years, and will provide for continued participation in our health benefit plans during such twenty-four month period; and to Messrs. Frates, Landine and Pugh and Dr. Ehrich, over a twelve-month period, we will pay an amount equal to the sum of (i) his current base salary plus (ii) the average of his annual bonus during the prior two years, and will provide for continued participation in our health benefit plans during such twelve-month period.

(3)	Under the employment agreements with our executive officers, in the event of a change in control, each executive officer would be entitled to continue his employment with us for a period of two years following the change in control. If, during this two-year period, we terminate such executive officer without cause or if such executive officer terminates his employment for “good reason,” we shall pay such executive officer a pro rata bonus (based upon the average of the annual bonus for the prior two years) for the year in which the termination occurs. Additionally, he or she will receive a lump sum payment equal to, for Mr. Pops, two times, and for Messrs. Frates, Landine and Pugh and Dr. Ehrich, one and one-half times, the sum of: (i) his then base salary (or the base salary in effect at the time of the change in control, if higher) plus (ii) an amount equal to the average of his annual bonus during the prior two years. Each executive officer will also be entitled to continued participation in our health benefit plans, for Mr. Pops, for a period of two years following the date of termination, and for Messrs. Frates, Landine and Pugh and Dr. Ehrich, for a period of eighteen months following the date of termination. These change in control payments are expressly in lieu of, and supersede, those severance payments and benefits otherwise payable if we terminate such executive officer without cause or if such executive officer terminates his employment for good reason, provided that such termination occurs within two years after the occurrence of the first event constituting a change in control and that such first event occurs during the period of employment of the executive officer. Each executive officer is also entitled to a “gross-up payment” equal to the excise tax imposed upon the severance payments made in the event of a change in control, if any payment or benefit to the executive, whether pursuant to the employment agreement or otherwise, is considered an “excess parachute payment” and subject to an excise tax under the Code.

In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Code, we will “gross up,” on an after-tax basis, the executive officer’s compensation for all federal, state and local income and excise taxes.

(4)	All options granted under the amended and restated 1999 Stock Option Plan and all options and restricted stock unit awards with time-based vesting issued under the 2008 Plan vest in full upon a change in control. This amount represents the difference between the exercise price and the market closing price of our common stock on March 31, 2011, which was US$12.95 per share, for outstanding unvested stock options that had an exercise price less than US$12.95 per share and the value of unvested restricted stock unit awards with time-based vesting, assuming a price of US$12.95 per share.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, at the direction of the Board, reviewed our compensation policies and practices and concluded that these policies and practices are not structured to be reasonably likely to have a material adverse effect on the Company. Specifically, our compensation programs contain many features that mitigate the likelihood of inducing excessive risk-taking behavior. These features include:

•	a balance of fixed cash compensation and variable cash and equity compensation, with variable compensation tied both to short- and long-term objectives and the long-term value of our stock price;

•	the Compensation Committee’s ability to exercise discretion in determining incentive program payouts and equity awards;

•	share ownership guidelines applicable to our directors and executive officers; and

•	mandatory training on our policies that educate our employees on appropriate behaviors and the consequences of taking inappropriate actions.

Compensation of Directors for Fiscal Year Ended March 31, 2011

Each of our non-employee directors and any director who served as our part-time employee received an annual retainer fee of US$30,000 for service during the fiscal year ended March 31, 2011, paid quarterly in advance, and, on the date of our 2011 annual general meeting of shareholders, an option to purchase 20,000 shares of common stock. In addition, upon becoming a member of the Board, each new non-employee and part-time employee director who is not then a consultant to us automatically received a one-time grant of options to purchase 20,000 shares of common stock. If a new non-employee director is elected other than at the annual meeting of shareholders, the newly elected non-employee director also received a grant of options equal to the product of 20,000 shares of common stock multiplied by a fraction, the numerator of which equals the number of months remaining until the next annual meeting of our shareholders and the denominator of which equals 12. David W. Anstice, Floyd E. Bloom, Robert A. Breyer, Geraldine Henwood, Paul J. Mitchell, Alexander Rich and Mark B. Skaletsky served as non-employee directors for all of the fiscal year ended March 31, 2011. Wendy L. Dixon was elected to the Alkermes, Inc. Board on January 13, 2011 and served for the remainder of the fiscal year ended March 31, 2011 as a non-employee director. For the fiscal year ended March 31, 2011, Michael A. Wall served as our director and as a part-time employee of our company. Richard F. Pops became Chairman of the Alkermes, Inc. Board effective April 1, 2007 and was an employee during the fiscal year ended March 31, 2011.

Under the 2008 Plan, an option to purchase 20,000 shares of common stock was granted automatically each year on the date of our annual meeting of shareholders for non-employee directors. Under the 2008 Plan, an option to purchase 20,000 shares of common stock was granted by resolution of the Committee each year on the date of our annual meeting of shareholders for part-time employee directors; such option grant contains the same terms and conditions as the option grant to non-employee directors. All of such options are exercisable at the fair market value of the common stock on the date such options are granted and vest, in full, six months following their grant. Non-employee and part-time employee directors do not receive any options to purchase shares of common stock except for the yearly grant described above and the one-time grant of an option to purchase 20,000 shares of our common stock upon joining the Board.

With the exception of Mr. Pops, each director receives an attendance fee of US$2,500 per Board meeting and US$1,250 for each telephonic Board meeting. Mr. Pops does not receive stock options or attendance fees for his service on the Board.

The Board adopted the following annual retainers, to be paid pro rata on a quarterly basis, for service beginning April 1, 2010:

Audit and Risk Committee Chair: US$22,000
Audit and Risk Committee member: US$10,000
Compensation Committee Chair: US$15,000
Compensation Committee member: US$7,500
Nominating and Corporate Governance Committee Chair: US$10,000
Nominating and Corporate Governance Committee member: US$5,000

We reimburse our directors for travel and other necessary business expenses incurred in the performance of their services for us and extends coverage to them under our travel accident and directors’ and officers’ indemnity insurance policies.

Mr. Wall has been a part-time employee of our company since January 1, 2004. During the fiscal year ended March 31, 2011, Mr. Wall received compensation of US$79,445 for the services that he performed for us outside of his capacity as a director. We believe that we obtain services from Mr. Wall on terms no less favorable to us than those of an independent third party.

Director Compensation Table — for Fiscal Year Ended March 31, 2011

The following table presents and summarizes the compensation of our directors for the year ended March 31, 2011.

					Change in
	Fees				Pension
	Earned or			Non-Equity	Value and
	Paid in		Option	Incentive Plan	NQDC	All Other
	Cash	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)(1)	(c)	(d)(2)(3)	(e)	(f)	(g)(4)	(h)

David W. Anstice	52,500	—	145,994	—	—	—	198,494
Floyd E. Bloom	60,000	—	145,994	—	—	—	205,994
Robert A. Breyer	45,000	—	145,994	—	—	—	190,994
Wendy L. Dixon	11,250	—	222,075	—	—	—	233,325
Geraldine Henwood	53,750	—	145,994	—	—	—	199,744
Paul J. Mitchell	74,500	—	145,994	—	—	—	220,494
Alexander Rich	50,000	—	145,994	—	—	—	195,994
Mark B. Skaletsky	70,000	—	145,994	—	—	—	215,994
Michael A. Wall*	45,000	—	145,994	—	—	79,445	270,439

Notes to Director Compensation Table — For Fiscal Year Ended March 31, 2011

*	Part-time employee director.

(1)	Represents fees earned by our directors in the fiscal year ended March 31, 2011 for services as a director, including annual retainer fees, committee and/or committee chair fees and meeting fees.

(2)	The amounts in column (d) reflect the aggregate grant date fair value recognized for financial statement reporting purposes, excluding estimates of forfeitures, if any, in accordance with GAAP for stock option awards granted in the fiscal year ended March 31, 2011. With the exception of Ms. Dixon, on October 5, 2010, each director received an option to purchase 20,000 shares of common stock, which had an estimated grant date fair value of US$7.30 per share. Upon her election to the Alkermes, Inc. Board on January 13, 2011, Ms. Dixon received an option to purchase 35,000 shares of common stock, which had an estimated grant date fair value of US$6.35 per share. The stock options granted to the non-employee directors and part-time employee directors were granted under the 2008 Plan. Stock options granted under the 2008 Plan are nonqualified stock options that vest six months from the grant date and expire upon the earlier of ten years from the grant date or three years after the optionee terminates their service relationship with us. Additionally, any unvested portion of the option grant shall vest upon the optionee’s termination of their service relationship with us. We recognize the cost of the stock options granted to non-employee and part-time employee directors on a straight-line basis over the requisite service period of the stock options. There can be no assurance that the stock options will be exercised or the value realized upon exercise will equal the grant date fair value.

(3)	Assumptions used in the calculation of the fair value of option awards made by us for the stock options granted to directors on October 5, 2010 are as follows: option exercise price, US$14.92; expected term, 5.95 years; volatility, 48%; interest rate, 1.68%; dividend yield, zero. The assumptions used in the calculation of the fair value of option awards made by us for the stock options granted to Ms. Dixon on

January 13, 2011 was as follows: option exercise price, US$12.62; expected term, 5.95 years; volatility, 48%; interest rate, 2.47%; dividend yield, zero. Our directors hold the following aggregate number of outstanding stock options as of March 31, 2011: David W. Anstice, 80,000 shares; Floyd E. Bloom, 200,000 shares; Robert A. Breyer, 172,500 shares; Wendy L. Dixon, 35,000 shares; Geraldine Henwood, 198,000 shares; Paul J. Mitchell, 188,000 shares; Alexander Rich, 200,000 shares; Mark B. Skaletsky, 159,000 shares; and Michael A. Wall, 195,000 shares.

(4)	Mr. Wall has been a part-time employee of our company since January 1, 2004. During the fiscal year ended March 31, 2011, Mr. Wall received compensation of US$79,445 for the services that he performed for us outside of his capacity as a director. We believe that Mr. Wall’s part-time employee status is no less favorable to us than obtaining services from an independent third party.

Changes in Director Compensation in Fiscal Year 2012

On July 29, 2011, the Committee, in anticipation of the closing of the Business Combination, unanimously voted to retain Radford as the Committee’s independent compensation consultant and authorized management to terminate the services of Pearl Meyer. The Committee then engaged Radford to assist in reviewing the compensation of our non-employee directors, including providing the Committee with an updated report and benchmarking analysis of our non-employee director compensation relative to the peer companies of Alkermes.

On September 9, 2011, Radford presented its analysis of the Alkermes, Inc. Board compensation, which included an assessment of market comparable ranges for board compensation for the Company, given its expected financial and operational composition after consummation of the EDT acquisition. After review and discussion of the Alkermes, Inc. Board compensation analysis and proposed new Alkermes Board compensation, the Committee recommended to the Alkermes, Inc. Board, and on September 12, 2011, the Alkermes, Inc. Board approved, the proposed new Board compensation recommended by Radford. The Board approved such revised compensation on September 16, 2011. The following is a summary of the Non-Employee Director Compensation in effect as of September 16, 2011 for the Board:

Annual Board of Directors Retainer	US$45,000
Meeting Fees	US$3,500
Audit Committee Chairperson	US$25,000
Audit Committee Member	US$15,000
Comp Committee Chairperson	US$20,000
Comp Committee Member	US$10,000
Nom/Gov Committee Chairperson	US$15,000
Nom/Gov Committee Member	US$7,500
Initial Equity Grant Upon Joining the Board	Option for 35,000 shares vesting ratably over the three calendar years following the date of grant
Annual Equity Grant Upon Joining the Board	Option for 25,000 shares vesting in full on the one year anniversary of the date of grant

Compensation Committee Interlocks and Insider Participation

For fiscal year ending March 31, 2011, the following directors served on the Committee: Mark B. Skaletsky (Chair), Paul J. Mitchell and David W. Anstice.

During the last fiscal year, none of our executive officers served as: (i) a member of the Committee (or other committee of the board performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on our Committee; (ii) a director of another entity, one of whose executive officers served on our Committee; or (iii) a member of the Committee (or other committee of the board performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as our director.

Compensation Committee Report

The Committee furnishes the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis with Alkermes management. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by,

Mark Skaletsky, Chair
Paul J. Mitchell
David W. Anstice

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s shares that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing compensation plans as of March 31, 2011.

Number of
	Securities to be	Weighted Average
	Issued Upon Exercise	Exercise Price
	of Outstanding	of Outstanding		Number of Securities
	Options, Warrants	Options, Warrants		Remaining Available
Plan Category	and Rights(1)	and Rights(2)		for Future Issuance(1)

Equity compensation plans approved by security holders	16,985,009	US$	13.45	5,406,531

(1)	Share information is as of March 31, 2011. There are no warrants or other rights outstanding. In addition, as of March 31, 2011, there are 1,925,515 shares of our common stock issued as restricted stock awards, which are subject to forfeiture until such awards have vested. These restricted stock awards are not included in this share number.

(2)	Represents the weighted average exercise price of our outstanding options under our equity compensation plans. This does not include outstanding restricted stock awards under our equity compensation plans as such awards do not have an exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Our Audit and Risk Committee charter, which is posted on the Governance page of the Investor Relations section of our website, available at http://investor.alkermes.com, makes clear that our Audit and Risk Committee is responsible for reviewing transactions with related persons, including transactions that would be required to be disclosed in this proxy statement in accordance with SEC rules. In addition, our Code of Business Conduct and Ethics, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers and employees must avoid relationships or activities that might impair that person’s ability to make objective and fair decisions while acting in their company roles and requires that, among other things, any transactions with related persons be disclosed to, and receive the approval of, the appropriate committee of our Board.

In addition, at the end of each fiscal quarter, we ask all of our directors and officers (vice presidents and higher) to disclose a list of their “related parties”; this practice is not pursuant to a written policy or procedure.

Related parties are defined as any public, private, profit, or non-profit companies or organizations of which they or their immediate family is an officer, director or 10% or greater shareholder. All reported “related parties” are sent to our Finance department, which checks them against transactions of the company in that prior quarter. At the Audit and Risk Committee meeting held to review the quarter’s financial results, any transactions between a reported related party and us are reported to the Audit and Risk Committee for its review and, if deemed appropriate by the Audit and Risk Committee in its sole discretion, approval.

There are no such relationships or transactions that are required to be disclosed in this proxy statement under SEC rules.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for shareholder meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of shareholder meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Alkermes shareholders will be “householding” our proxy materials. A single set of Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Meeting materials, please notify your broker, or direct your written request to Secretary, Alkermes, 852 Winter Street, Waltham, MA 02451, Attention: Secretary. Shareholders who currently receive multiple copies of the Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS

The Board does not intend to present to the Meeting any business other than the approval of the 2011 Plan. If any other matter is presented to the Meeting which under applicable proxy regulations need not be included in this Proxy Statement or which the Board did not know a reasonable time before this solicitation would be presented, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

APPENDIX A

ALKERMES plc

2011 Stock Option and Incentive Plan

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Alkermes plc 2011 Stock Option and Incentive Plan (the “Plan”). The Plan is established in connection with a business combination transaction pursuant to which Alkermes, Inc. (the “Company”) would become a wholly owned subsidiary of a new holding company to be named Alkermes plc, an Irish public limited company (the “Parent”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of the Parent and its Subsidiaries upon whose judgment, initiative and efforts the Parent and its Subsidiaries largely depend for the successful conduct of their business to acquire a proprietary interest in the Parent. It is anticipated that providing such persons with a direct stake in the Parent’s welfare will assure a closer identification of their interests with those of the Parent and its stockholders, thereby stimulating their efforts on the Parent’s and its Subsidiaries’ behalf and strengthening their desire to remain with the Parent and its Subsidiaries.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards.

“Award Certificate” means a written or electronic certificate setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Parent.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Effective Date” means the date set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price reported by NASDAQ or such other exchange. If the market is closed on such date, the determination shall be made by reference to the last date preceding such date for which the market is open.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Parent or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Parent or a unit, division, group, or a Subsidiary) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, initiation or completion of clinical trials, results of clinical trials, drug development or commercialization milestones, collaboration milestones, operational measures including production capacity and capability, hiring and retention of key managers, expense management, capital raising transactions, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, gross or net profit levels, operating margins, earnings (loss) per share of Stock and sales or market shares, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

“Performance Goals” means the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Unit Award” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Parent on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Parent’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value US$.01 per share, of Parent, subject to adjustments pursuant to Section 3.

“Subsidiary” means the Company and any corporation or other entity in which the Parent has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Parent or any parent or subsidiary corporation of the Parent, within the meaning of Section 424 of the Code.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written (or electronic) instruments evidencing the Awards;

(v) subject to the provisions of Sections 6(d) and 7(a), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written and electronic instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Parent, Subsidiaries and Plan grantees.

(c) Delegation of Authority to Grant Options. Subject to applicable law, the Administrator, in its discretion, may delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator’s authority and duties with respect to the granting of Options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificates. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Subject to Section 200 of the Irish Companies Act 1963, neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Parent in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Parent’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Parent.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Parent and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable.

(i) The maximum number of shares of Stock reserved and available for issuance under the Plan shall be equal to (i) 8,500,000 ordinary shares, plus (ii) number of shares of Stock underlying any grants under the Plan that are forfeited, cancelled, repurchased or terminated (other than by exercise) from and after the date the Plan is approved by shareholders. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon net exercise of Options, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than 4,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 8,500,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Parent.

(b) Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a)(i), as an Award of 1.8 shares of Stock for each such share of Stock actually subject to the Award and shall be treated similarly if returned to reserve status when forfeited or canceled as provided in Section 3(a). The grant of an Option shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a)(i), as an Award for one share of Stock for each such share of Stock actually subject to the Award.

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Parent’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Parent, or additional shares or new or different shares or other securities of the Parent or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Parent the outstanding shares of Stock are converted into or exchanged for securities of the Parent or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, the Company shall make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

(e) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Parent or a Subsidiary or the acquisition by the Parent or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a)(i).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Parent and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Parent or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Parent or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Option Term and Termination. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. Unless otherwise determined by the Administrator on or after the date of grant, if a grantee’s employment (or other service relationship) with the Parent and its Subsidiaries terminates for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent), the portion of each Stock Option held by the grantee that is not then exercisable shall be immediately forfeited. Unless otherwise determined by the Administrator on or after the date of grant, the grantee may exercise the exercisable portion of his Stock Options until the earlier of three months after such date of termination or the expiration of the stated term of such Stock Option.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company’s delegate, specifying the number of shares to be purchased. In the case of a Stock Option that is not an Incentive Stock Option, unless otherwise determined by the Administrator on or after the date of grant, payment of the purchase price must be made by reduction in the number of shares of Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Stock on the date of exercise. If the Administrator determines not to use the above payment method or in the case of the exercise of Incentive Stock Options, then payment of the purchase price may be made by one or more of the following methods:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Subject to the consent of the Administrator and on the basis of such form of surrender agreement as the Administrator may specify, through the delivery (or attestation to the ownership) of shares of Stock owned by the optionee. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C) By the optionee delivering to the Parent a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Parent cash or a check payable and acceptable to the Parent for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Parent or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Parent of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Parent is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Parent establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed US$100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Stock Options Granted to Non-Employee Directors.

(i) Automatic Grant of Options.

(A) Upon becoming a member of the Board, each Non-Employee Director who is not then a consultant to the Parent or its Subsidiaries shall be granted on such day a Non-Qualified Stock Option to acquire 35,000 shares of Stock, which shall vest ratably over the three calendar years following the date of grant, plus an additional Stock Option to acquire a number of shares of Stock equal to the product of 25,000 multiplied by a fraction, the numerator of which equals the number of months remaining until the next annual meeting of stockholders of the Parent and the denominator of which equals 12, which shall vest on the first anniversary of the date of grant.

(B) Each Non-Employee Director who is serving as Director of the Parent on each annual meeting of stockholders, beginning with the 2012 annual meeting, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 25,000 shares of Stock, which shall vest on the first anniversary of the date of grant; provided, however, that no grant shall be made to an individual who ceases to be a member of the Board on such day.

(C) The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(b) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

(D) The Administrator, in its discretion, may grant additional Non-Qualified Stock Options to Non-Employee Directors. Any such grant may vary among individual Non-Employee Directors.

(ii) Exercise; Termination.

(A) Unless otherwise determined by the Administrator, an Option granted under this Section 5(b) shall become vested and exercisable in accordance with the vesting provisions set forth in this Section 5(b). An Option issued under this Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant.

(B) Options granted under this Section 5(b) may be exercised only by notice to the Parent (or the Parent’s delegate) specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(C) Unless otherwise determined by the Administrator on or after the date of grant, if a Non-Employee Director’s relationship with the Parent and its Subsidiaries terminates for any reason, the portion of each Stock Option held by the Non-Employee Director that is not then exercisable shall be immediately forfeited. Unless otherwise determined by the Administrator on or after the date of grant, the Non-Employee Director may exercise the exercisable portion of his Stock Options only to the extent set forth in his Stock Option Award Certificates.

(iii) Shares Available for Grant. Grants of Stock Options contemplated by this Section 5(b) shall consist of shares of Stock reserved and available for issuance pursuant to the Alkermes plc Amended and Restated 2008 Stock Option and Incentive Plan, and if there are no such shares of Stock remaining, then such grants shall consist of shares of Stock reserved and available for issuance pursuant to the Plan.

SECTION 6. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Parent or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 6(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. If a grantee’s employment (or other service relationship) with the Parent and its Subsidiaries terminates for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent), any Restricted Stock that has not vested at the time of termination shall automatically, without any requirement of notice to such grantee from, or other action by or on behalf of, the Parent or its Subsidiaries, be deemed to have been reacquired by the Parent at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Parent by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Parent upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Parent’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. The Administrator may waive the foregoing restriction in the case of a grantee’s death, disability or retirement or upon a Sale Event. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator pursuant to the authority reserved in this Section 6, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Parent and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent) and such shares shall be subject to the provisions of Section 6(c) above.

SECTION 7. RESTRICTED STOCK UNIT AWARDS

(a) Nature of Restricted Stock Unit Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Unit Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Restricted Stock Unit Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Restricted Stock Unit Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Restricted Stock Unit Award with a time-based restriction may become vested incrementally over such three-year period. The Administrator may waive the foregoing restriction in the case of a grantee’s death, disability or retirement or upon a Sale Event. At the end of the restriction period, the Restricted Stock Unit Award, to the extent vested, shall be settled in the form of shares of Stock. To the extent that a Restricted Stock Unit Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Unit Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Restricted Stock Unit Award; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his Restricted Stock Unit Award, subject to such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator pursuant to the authority reserved in Section 7(a), a grantee’s right in all Restricted Stock Unit Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Parent and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent).

SECTION 8. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines. Except as may otherwise be provided by the Administrator pursuant to the authority reserved in this Section 8, a grantee’s right in all Cash-Based Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Parent and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent).

SECTION 9. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the Performance Cycles, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award Certificate is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Parent and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent).

SECTION 10. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. Any Covered Employee who is selected by the Administrator may be granted one or more Performance-Based Awards payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Parent or the performance of a Subsidiary, division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Parent or its Subsidiaries, or the financial statements of the Parent or its Subsidiaries, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for any twelve month period constituting all or part of a Performance Cycle is 4,000,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or US$25 million in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 11. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 11(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Parent to be bound by all of the terms and conditions of the Plan and the applicable Award.

(c) Family Member. For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 12. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Parent or its Subsidiaries, or make arrangements satisfactory to the

Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Parent or its Subsidiaries with respect to such income. The Parent and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Parent’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. In connection with its obligations to withhold Federal, state, city or other taxes from amounts paid to grantees, the Parent or its Subsidiaries may make any arrangements that are consistent with the Plan as it may deem appropriate. Without limitation of the preceding sentence, the Parent shall have the right to reduce the number of shares of Stock otherwise required to be issued to a grantee (or other recipient) in an amount that would have a Fair Market Value on the date of such issuance equal to all Federal, state, city or other taxes as shall be required to be withheld by the Parent or its Subsidiaries pursuant to any statute or other governmental regulation or ruling and paid to any Federal, state, city or other taxing authority.

SECTION 13. SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Parent from a Subsidiary or from the Parent to a Subsidiary, or from one Subsidiary to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Parent or its Subsidiaries, as the case may be, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or

(c) the transfer in status from one eligibility category under Section 4 hereof to another category.

SECTION 15. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the stockholders of the Parent entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d).

SECTION 16. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Parent unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Parent’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Parent in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates. Stock certificates to grantees under the Plan shall be deemed delivered for all purposes when the Parent or a stock transfer agent of the Parent shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Parent. Uncertificated Stock shall be deemed delivered for all purposes when the Parent or a Stock transfer agent of the Parent shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Parent or any Subsidiary, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Parent shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 17(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation plans or arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Parent or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Parent’s insider trading policies and procedures, as in effect from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act. If the Parent is required to prepare an accounting restatement due to the material noncompliance of the Parent , as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Parent for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

(g) Section 60 of Irish Companies Act 1963. The Parent and any Subsidiary incorporated in Ireland may do all such things as are contemplated by the Plan except to the extent that they are prohibited by Section 60 of the Irish Companies Act 1963. Nothing in this Section 17 (g) shall prohibit anything which may be done as contemplated by the Plan by a Subsidiary which is incorporated outside of Ireland.

SECTION 18. EFFECTIVE DATE OF PLAN

The Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 19. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

SECTION 20. DISPUTE RESOLUTION

All disputes and differences arising out of the Plan or otherwise in connection therewith may be referred by the Parent to arbitration pursuant to the procedures set forth in the applicable grant agreement of any grantee so affected.

DATE APPROVED BY BOARD OF DIRECTORS: SEPTEMBER 16, 2011

DATE APPROVED BY STOCKHOLDERS:

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 IMPORTANT EGM INFORMATION 000004000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 00000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) You can vote by Internet or telephone! ADD 1 Available 24 hours a day, 7 days a week! ADD 2 ADD 3 Instead of mailing your proxy, you may choose one of the two voting ADD 4 methods outlined below to vote your proxy. MMMMMMMMM ADD 5 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 6 Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on December 7, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/alks • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Extraordinary General Meeting Proxy Card 1234 5678 9012 345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 + A Proposals — The Board of Directors recommends a vote “FOR” Proposal 1. For Against Abstain 1. To approve the Alkermes plc 2011 Stock Option and Incentive Plan. B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Extraordinary General Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM 1 U P X 1 2 4 8 7 8 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE (AND) + 01E47A

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 EXTRAORDINARY GENERAL MEETING PROXY CARD — ALKERMES PLC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON December 8, 2011 The undersigned shareholder of Alkermes, Inc. (the “Company” or “Alkermes”) acknowledges receipt of the Notice of Extraordinary General Meeting of Alkermes Shareholders and the accompanying proxy statement and, revoking any proxy or voting instructions previously given, hereby appoints James M. Frates and Iain M. Brown, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Extraordinary General Meeting of Shareholders of the Company to be held at offices of Alkermes, located at 852 Winter Street, Waltham, Massachusetts, 02451-1420, on December 8, 2011, at 10 a.m. Eastern Daylight Time and at any adjournment or postponement thereof, and to vote all such shares that the undersigned is entitled to vote at such Extraordinary General Meeting or at any adjournment or postponement thereof, as stated on the reverse side. When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no instructions are specified, this proxy, if signed and dated, will be voted “FOR” Proposal 1. If any other business is properly presented at the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting, this proxy will be voted by the named proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the Extraordinary General Meeting. Should the undersigned be present and elect to vote at the Extraordinary General Meeting or any adjournment or postponement thereof and after notification in writing to the Secretary of the Company at the Extraordinary General Meeting of the undersigned’s decision to terminate this proxy at any time before its exercise, then the power of such proxies shall be deemed terminated and of no further force and effect. (Continued and to be signed on the reverse side) If you vote by telephone or Internet, it is not necessary to return this proxy card. If you do not vote by telephone or Internet, please sign and date this proxy card on the reverse and return it in the enclosed postage-paid envelope.